EXHIBIT 3.1

AMENDED AND RESTATED
ARTICLES OF INCORPORATION OF
ABAXIS, INC.

Richard K. Leute and Gary H. Stroy certify that:

1.                    They are the duly elected and acting President and Secretary, respectively, of Abaxis, Inc., a California corporation (the "Corporation").

2.                    The Articles of Incorporation of the Corporation are amended and restated to read in their entirety as follows:

"ARTICLE I

The name of the Corporation is Abaxis, Inc.

ARTICLE II

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

ARTICLE III

(a)                 The Corporation is authorized to issue two classes of stock to be designated, respectively "Preferred Stock" and "Common Stock."  The total number of shares of Preferred Stock the Corporation shall have authority to issue is 5,000,000 shares and the total number of shares of Common Stock the Corporation shall have authority to issue is 20,000,000 shares.

(b)                The Preferred Stock may be issued from time to time in one or more series.  The Board of Directors is hereby authorized, to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and the liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding.  In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

ARTICLE IV

(a)                The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

(b)                The Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) for breach of duty to the Corporation or its shareholders through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors, or otherwise, in excess of that otherwise permitted by Section 317 of the California Corporations Code, subject only to the limits on such excess indemnification set forth in Section 204 of the California Corporations Code.

(c)                Any repeal or modification of any provision of this Article IV shall only be prospective and shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification."

3.                    The foregoing Amended and Restated Articles of Incorporation have been duly approved by the Board of Directors of the Corporation.

4.                    The foregoing Amended and Restated Articles of Incorporation have been duly approved by the required vote of the shareholders of the Corporation in accordance with Section 902 and 903 of the California Corporations Code.  The total number of outstanding shares of the Corporation entitled to vote as of the record date, October 31, 1991, with respect to the foregoing Amended and Restated Articles of Incorporation was 1,034,844 shares of Common Stock, 1,134,354 shares of Series A Preferred Stock and 1,372,726 shares of Series B Preferred Stock.  The number of shares voting in favor of the amendment equaled or exceeded the vote required, such required vote being a majority of the then outstanding shares of Common Stock voting as a class, a majority of the then outstanding shares of Series A Preferred Stock and Series B Preferred Stock voting together as a class, and a majority of the then outstanding voting shares.

5.                    Subsequent to the approval and prior to the filing of the foregoing Amended and Restated Articles of Incorporation, pursuant to Article III, Section D(1)(b) of the Second Amended and Restated Articles of Incorporation filed January 13, 1992 each outstanding share of Series A Preferred Stock and Series B Preferred Stock converted into one share of Common Stock.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Executed this 30th day of January, 1992 in Mountain View, California.

/s/ Richard K. Leute
Richard K. Leute, President
/s/ Gary H. Stroy
Gary H. Stroy, Secretary

CERTIFICATE OF DETERMINATION
OF PREFERENCES OF
SERIES A PREFERRED STOCK OF
ABAXIS, INC.
A California corporation

Clinton H. Severson and Ting W. Lu certify that

1.                   They are the duly elected and acting President and Secretary, respectively, of said Corporation.

2.                    Pursuant to authority given by said Corporation's Articles of Incorporation, the Board of Directors of said Corporation has duly adopted the following recitals and resolutions:

WHEREAS, the Articles of Incorporation of the Corporation provide for a class of its authorized shares known as Preferred Stock, comprising Five Million (5,000,000) shares issuable from time to time in one or more series;

WHEREAS, the Board of Directors of this Corporation is authorized to fix the number of shares of any series of Preferred Stock; to determine the designation of any such series, and to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock including but not limited to the dividend rights, dividend rate and conversion rights, and to fix, alter or reduce the number of shares constituting any such series (but not below the number of shares then outstanding); and

WHEREAS, it is the desire of the Board of Directors of the Corporation, pursuant to its authority under the Articles of Incorporation, to fix the rights, preferences, privileges, restrictions and other matters relating to a series of Preferred Stock to be designated Series A Preferred Stock;

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the issue of a new series of Preferred Stock of the Corporation and does hereby fix the rights, preferences, privileges, restrictions and other matters relating to such series of Preferred Stock as follows:

1.                    Designation.  There shall be a series of Preferred Stock, which shall comprise Five Hundred Thousand (500,000) shares and shall be designated "Series A Preferred Stock."  As used hereafter, the terms "Preferred Stock" and "Preferred Shares" without designation shall refer to shares of Series A Preferred Stock.

2.                    Dividends.  The holder of record of a share of Series A Preferred Stock on the 90th day after the first date the Corporation issues Series A Preferred Stock (the date of issuance hereinafter referred to as the "Issuance Date") shall be entitled to receive; out of any assets at the time legally available therefor, a dividend of $0.15 per share of  Series A Preferred Stock.  The holder of record of a share of Series A Preferred Stock on the 180th day after the Issuance Date shall be entitled to receive, out of any assets at the time legally available therefor, a dividend of $0.15 per share of Series A Preferred Stock.  The holder of record of a share of Series A Preferred Stock on the 270th day after the Issuance Date shall be entitled to receive, out of any assets at the time legally available therefore a dividend of $0.15 per share of Series A Preferred Stock.  The right to the dividends on the Series A Preferred Stock described in the preceding three sentences shall be cumulative.  The Corporation will pay such dividends either in cash or by issuing shares of the Corporation's Common Stock ("Common Stock") having the Market Value (as defined below) equal to such dividends, at the option of the Board of Directors of the Corporation. If the Corporation elects to pay such dividends by Issuing Common Stock, the "Market Value" of such Common Stock will be the average of the closing sale prices of the Corporation's Common Stock as reported on the Nasdaq National Market for the five (5) trading days prior to the record date for such dividend.  A holder of Series A Preferred Stock who would otherwise be entitled to receive a fraction of a share of Common Stock under this Section 2 (taking into account all shares of Series A Preferred Stock held by such holder) shall receive, in lieu thereof, an amount equal to the product of such fractional interest multiplied by the Market Value.  No dividends or distributions shall be made with respect to the Common Stock unless at the same time an equivalent dividend with respect to the Series A Preferred Stock has been paid or declared and set apart for payment.

3.                    Conversion Rights.  The holders of Series A Preferred Stock shall have conversion rights as follows:

a.            Right to Convert.  Each share of Series A Preferred shall be convertible, at the option of the holder thereof, at any time after the 45th day after the Issuance Date, at the office of the Corporation or any transfer agent for the Series A Preferred, into Common Stock as more fully described below.  The number of shares of fully paid and nonassessable Common Stock into which each share of Series A Preferred may be converted shall be determined by dividing Ten Dollars ($10.00) by the Series A Conversion Price (as hereinafter defined) in effect at the time of conversion.  The Series A Conversion Price shall be the lesser of (i) the Purchase Date Price (as defined below) and (ii):

A.            In the event the holder converts between forty-six (46) days and ninety (90) days after the Issuance Date, eighty percent (80%) of the Market Price (as defined below);

B.             In the event the holder converts between ninety one (91) days and one hundred twenty (120) days after the Issuance Date, seventy-eight percent (78%) of the Market Price;

C               In the event the holder converts between one hundred twenty one (121) days and one hundred fifty (150) days after the Issuance Date, seventy-six percent (76%) of the Market Price;

D.             In the event the holder converts between one hundred fifty one (151) days and one hundred eighty (180) days after the Issuance Data, seventy-four percent (74%) of the Market Price;

E.             In the event the holder converts between one hundred eighty one (181) days and two hundred ten (210) days after the Issuance Date, seventy-three percent (73%) of the Market Price;

F.              In the event the holder converts between two hundred eleven (211) days and two hundred forty (240) days after the Issuance Date, seventy-two percent (72%) of the Market Price; and

G.             In the event the holder converts anytime after two hundred forty one (241) days after the Issuance Date, seventy-one percent (71%) of the Market Price.

For purposes of this Section 3, "Purchase Date Price" shall be the closing sales price of the Common Stock as reported on the Nasdaq National Market on September 9, 1996.  For purposes of the Section 3, "Market Price" shall be the average of the closing sales prices of the Common Stock as reported on the Nasdaq National Market for the five (5) trading days prior to the date of conversion of the Series A Preferred Stock, as adjusted to reflect any stock dividends on, or stock splits or stock combinations of, the Common Stock since the Issuance Date.

b.            Automatic Conversion.  Each share of Series A Preferred Stock shall be converted into Common Stock automatically upon the earlier to occur of (i) the time the consent of at least a majority of the outstanding Series A Preferred Stock to such conversion is obtained or (ii) on the second anniversary of the Issuance Date.

c.            No Fractional Shares.  No fractional shares of common stock or script shall be issued upon conversion of shares of Series A Preferred Stock.  If more than one share of Series A Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of common stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock so surrendered.  Instead of any fractional shares of common stock which would otherwise be issuable upon conversion of any shares of Series A Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest equal to the product of such fractional interest multiplied by the Market Price relevant to such conversion.

d.            Mechanics of Conversion. Before any holder of Preferred Stock shall be entitled to convert the same into Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed in blank or accompanied by proper instruments of transfer, at the principal office of the Corporation or of any transfer agent for the Preferred Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state in writing therein the name or names in which such holder wishes the certificate or certificates for Common Stock to be issued.  As soon as predicable thereafter, the Corporation shall issue and deliver at such office to such holder's nominee or nominees, certificates for the number of whole shares of Common Stock to which such holder shall be entitled.  Such conversion shall be deemed to have been made as of the date of such surrender of the Preferred Stock to be converted, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock on said date.

e.            Capital Adjustments.   In case the Corporation shall at any time (A) subdivide the outstanding Common Stock, or (B) issue a stock dividend on its outstanding Common Stock, the number of shares of Common Stock issuable upon conversion of the Preferred Stock immediately prior to such subdivision or the issuance of such stock dividend shall be proportionately increased by the same ratio as the subdivision at dividend (with appropriate adjustments in the Series A Conversion Price).  In case the Corporation shall at any time combine its outstanding Common Stock, the number of shares of Common Stock issuable upon conversion of the Preferred Stock immediately prior to such combination shall be proportionately decreased by the same ratio as the combination (with appropriate adjustments in the Series A Conversion Price).  All such adjustments described herein shall be effective at the close of business on the date of such subdivision, stock dividend or combination, as the case may be.

f.             Reorganization.  In case of any capital reorganization (other than in connection with a merger or other reorganization in which the Corporation is not the continuing or surviving entity) or any reclassification of the Common Stock of the Corporation, the Preferred Stock shall thereafter be convertible into that number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of the shares of Preferred Stock immediately prior to such reorganization or recapitalized would have been entitled upon such reorganization or reclassification.  In any such case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of Preferred Stock, such that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be, in relation to any share of stock or other property thereafter deliverable upon the conversion.

g.            Reservation of Stock. The Corporation shall at an times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all Preferred Stock from time to time outstanding.  The Corporation shall from time to time (subject to obtaining necessary director and shareholder action), in accordance with the laws of the State of California, increase the authorized amount of its Common Stock if at any time the authorized number of shares of Common Stock remaining unissued shall not be sufficient to permit the conversion of all of the shares of Preferred Stock at the time outstanding.

4.                    Voting Rights.  Except as otherwise required by law, each holder of shares of Series A Preferred Stock shall be entitled to the number of votes for the Series A Preferred Stock held by him as shall be equal to the whole number of shares of Common Stock into which all of such shares of Series A Preferred Stock could be converted immediately after the close of business on the record date for the vote or consent of shareholders and shall have voting rights and powers equal to the voting rights and powers of the Common Stock.  The holder of each share of Series A Preferred Stock shall be entitled to notice of any shareholders' meeting in accordance with the Bylaws of the Corporation and shall vote with holders of the Common Stock upon any matter submitted to a vote of shareholders, except those matters required by law to be submitted to a class vote.

RESOLVED FURTHER, that the President or any Vice President, and the Secretary or any Assistant Secretary, of the Corporation be, and hereby are, authorized and directed to execute, acknowledge, file and record a Certificate of Determination of preferences in accordance with the foregoing resolutions and the provisions of California law.

3.                    The authorized number of shares of Series A Preferred Stock is 500,000, none of which have been issued.
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The undersigned declare under penalty of perjury under the laws of the State of California that the matters set forth in the foregoing Certificate are true and correct of their own knowledge.

Executed at Sunnyvale, California on September 4, 1996.

/s/ Clinton H. Severson
Clinton H. Severson
President
/s/ Ting W. Lu
Ting W. Lu
Secretary

CERTIFICATE OF CORRECTION
OF
CERTIFICATE OF DETERMINATION
OF PREFERENCES OF
SERIES A PREFERRED STOCK OF
ABAXIS, INC.
A California corporation

Clinton H. Severson and Ting W. Lu certify that:

1.                    They are the duly elected and acting President and Secretary, respectively, of said Corporation.

2.                    The Corporation filed with the Secretary of State of the State of California on September 6, 1996 a Certificate of Determination of Series A Preferred Stock of Abaxis, Inc. (the "Certificate of Determination").

3.                    The Certificate of Determination incorrectly stated the resolution adopted by the Board of Directors of the Corporation. Specifically, the last sentence in subsection 3(a) ("Conversion Rights") incorrectly stated that "For purposes of this Section 3, "Market Price" shall be the average of the closing sales prices of the Common Stock as reported on the Nasdaq National Market for the five (5) trading days prior to the date of conversion of the Series A Preferred Stock, as adjusted to reflect any stock dividends on, or stock splits or stock combinations of the Common Stock since the Issuance Date." In fact, this sentence read as follows in the resolution adopted by the Board of Directors of the Corporation: "For purposes of this Section 3, "Market Price" shall be the average of the closing bid prices of the Common Stock as reported on the Nasdaq National Market for the five (5) trading days prior to the date of conversion of the Series A Preferred Stock, as adjusted to reflect any stock dividends on, or stock splits or stock combinations of, the Common Stock since the Issuance Date."

4.                    Accordingly, subsection 3(a) of the Certificate of Determination is corrected to read in full as follows:

a.            Right to Convert.  Each share of Series A Preferred shall be convertible, at the option of the holder thereof, at any time after the 45th day after the Issuance Date, at the office of the Corporation or any transfer agent for the Series A Preferred, into Common Stock as more fully described below.  The number of shares of fully paid and nonassessable Common Stock into which each share of Series A Preferred may be converted shall be determined by dividing Ten Dollars ($10.00) by the Series A Conversion Price (as hereinafter defined) in effect at the time of conversion.  The Series A Conversion Price shall be the lesser of (i) the Purchase Date Price (as defined below) and (ii):

A.            In the event the holder converts between forty-six (46) days and ninety (90) days after the Issuance Date, eighty percent (80%) of the Market Price (as defined below);

B.             In the event the holder converts between ninety one (91) days and one hundred twenty (120) days after the Issuance Date, seventy-eight percent (78%) of the Market Price;

C.             In the event the holder converts between one hundred twenty one (121) days and one hundred fifty (150) days after the Issuance Date, seventy-six percent (76%) of the Market Price;

D.             In the event the holder converts between one hundred fifty one (151) days and one hundred eighty (180) days after the Issuance Date, seventy-four percent (74%) of the Market Price;

E.              In the event the holder converts between one hundred eighty one (181) days and two hundred ten (210) days after the Issuance Date, seventy-three percent (73%) of the Market Price;

F.              In the event the holder converts between two hundred eleven (211) days and two hundred forty (240) days after the Issuance Date, seventy-two percent (72%) of the Market Price; and

G.             In the event the holder converts anytime after two hundred forty one (241) days after the Issuance Date, seventy-one percent (71%) of the Market Price.

For purposes of this Section 3, "Purchase Date Price" shall be the closing sales price of the Common Stock as reported on the Nasdaq National Market on September 9, 1996.  For purposes of this Section 3, "Market Price" shall be the average of the closing bid prices of the Common Stock as reported on the Nasdaq National Market for the five (5) trading days prior to the date of conversion of the Series A Preferred Stock, as adjusted to reflect any stock dividends on, or stock splits or stock combinations of, the Common Stock since the Issuance Date.

5.            This Certificate of Correction does not alter the wording; of any resolution or written consent which was in fact adopted by the Board of Directors of the Corporation.

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The undersigned declare under penalty of perjury under the laws of the State of California that the matters set forth in the foregoing Certificate are true and correct of their own knowledge.

Executed at Sunnyvale, California on September 24, 1996.

/s/ Clinton H. Severson
Clinton H. Severson
President
/s/ Ting W. Lu
Ting W. Lu
Secretary

CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED ARTICLES OF INCORPORATION OF
ABAXIS, INC.

Clinton H. Severson and Ting W. Lu certify that:

1.                    They are, respectively, the President and Secretary of Abaxis, Inc., a California corporation.

2.                    Paragraph (a) of Article III of the Amended and Restated Articles of Incorporation of this corporation is amended to read as follows:

(a)            The Corporation is authorized to issue two classes of stock to be designated, respectively, "Preferred Stock" and "Common Stock."  The total number of shares of Preferred Stock the Corporation shall have authority to issue is 5,000,000 shares and the total number of shares of Common Stock the Corporation shall have authority to issue is 35,000,000 shares.

3.                    The foregoing amendment of this corporation's Amended and Restated Articles of Incorporation ("Amendment") has been duly approved by the board of directors.

4.                    The foregoing Amendment has been duly approved by the required vote of shareholders in accordance with Sections 902 and 903 of the California Corporations Code.  The total number of outstanding shares of capital stock of this corporation entitled to vote with respect to the foregoing Amendment was 9,878,553 shares, all of which are Common Stock.  The number of shares voting in favor of the Amendment equaled or exceeded the vote required.  The percentage voted required was more than fifty percent (50%).

The undersigned declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of their own knowledge.

Executed at San Jose, California on December 12, 1996.

/s/ Clinton H. Severson
Clinton H. Severson, President
/s/ Ting W. Lu
Ting W. Lu, Secretary

CERTIFICATE OF DETERMINATION OF RIGHTS, PREFERENCES,
PRIVILEGES AND RESTRICTIONS
of
SERIES B CONVERTIBLE PREFERRED STOCK
of
ABAXIS, INC.
(Pursuant to Section 401 of the
California General Corporation Law)

Clinton H. Severson and Ting W. Lu certify that:

1.                    They are the duly elected and acting President and Secretary, respectively, of said Corporation.

2.                    Pursuant to authority by said Corporation's Articles of Incorporation, the Board of Directors of said Corporation (the "Board of Directors" or the "Board") has duly adopted the following recital and resolution:

WHEREAS, the Articles of Incorporation of the Corporation provide for a class of its authorized shares known as Preferred Stock, comprising Five Million (5,000,000) shares issuable from time to time in one or more series;

RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation in accordance with the provisions of its Articles of Incorporation, the Board of Directors hereby authorizes a series of the Corporation's previously authorized Preferred Stock, no par value (the "Preferred Stock"), and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges, powers and restrictions thereof as follows:

Series B Convertible Preferred Stock:

I.  Designation and Amount

The designation of this series, which consists of 3,000 shares of Preferred Stock, is Series B Convertible Preferred Stock, no par value (the "Series B Preferred Stock").

II.  Rank

The Series B Preferred Stock shall rank (i) prior to the Corporation's common stock, no par value per share ("Common Stock"), (ii) prior to any class or series of capital stock of the Corporation hereafter created (unless, with the consent of the holders of Series B Preferred Stock obtained in accordance with Article IX hereof such class or series of capital stock specifically, by its terms, ranks senior to or pari passu with the Series B Preferred Stock) (collectively, with the Common Stock, "Junior Securities"); (iii) pari passu with any class or series of capital stock of the Corporation hereafter created (with the consent of the holders of Series B Preferred Stock obtained in accordance with Article IX hereof) specifically ranking, by its terms, on parity with the Series B Preferred Stock ("Pari Passu Securities"); and (iv) junior to any class or series of capital stock of the Corporation hereafter created (with the consent of the holders of Series B Preferred Stock obtained in accordance with Article IX hereof) specifically ranking, by its terms, senior to the Series B Preferred Stock ("Senior Securities"), in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

III.  Dividends

The Series B Preferred Stock shall not bear any dividends.  In no event, so long as any Series B Preferred Stock shall remain outstanding, shall any dividend whatsoever be declared or paid upon, nor shall any distribution be made upon, any Junior Securities (other than a distribution of Junior Securities), nor shall any shares of Junior Securities be purchased or redeemed by the Corporation nor shall any moneys be paid to or made available for a sinking fund for the purchase or redemption of any Junior Securities, without, in each such case, the written consent of the holders of a majority of the outstanding shares of Series B Preferred Stock, voting together as a class, provided, however, that Common Stock may be repurchased from consultants, employees, officers and directors of the Corporation pursuant to written compensatory agreements approved by a majority of the disinterested members of the Board of Directors of the Corporation.

IV.  Liquidation Preference

A.                  If the Corporation shall commence a voluntary case under the Federal bankruptcy laws or any other applicable Federal or State bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of sixty (60) consecutive days and, on account of any such event, the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up (each such event being considered a "Liquidation Event"), no distribution shall be made to the holders of any shares of capital stock of the Corporation (other than Senior Securities) upon liquidation, dissolution or winding up unless prior thereto, the holders of shares of Series B Preferred Stock, subject to Article VI, shall have received the Liquidation Preference (as defined in Article IV.C) with respect to each share.  If upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the holders of the Series B Preferred Stock and holders of Pari Passu Securities shall be insufficient to permit the payment to such holders of the preferential amounts payable thereon, then the entire assets and funds of the Corporation legally available for distribution to the Series B Preferred Stock and the Pari Passu Securities shall be distributed ratably among such shares in proportion to the ratio that the Liquidation Preference payable on each such share bears to the aggregate liquidation preference payable on all such shares.

B.                   At the option of any holder of Series B Preferred Stock, a consolidation or merger of the Corporation with or into any Person (as defined below) or Persons (other than with or into a wholly-owned subsidiary solely for the purpose of reincorporation as a publicly traded corporation in a new jurisdiction), or the sale, transfer or other disposition of all or substantially all of the assets of the Corporation or the consummation of any transaction or series of transactions which results in the Corporation's shareholders immediately prior to such transaction not holding at least fifty percent (50%) of the voting power of the surviving entity or continuing entity (each, a "Specified Transaction") shall either: (i) be deemed to be a liquidation, dissolution or winding up of the Corporation pursuant to which the Corporation shall be required to distribute an amount equal to 125% of the Liquidation Preference with respect to each outstanding share of Series B Preferred Stock in accordance with and subject to the terms of this Article IV or (ii) be treated pursuant to Article VI.C(c) hereof.  "Person" shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

C.                   For purposes hereof, the "Liquidation Preference" with respect to a share of the Series B Preferred Stock shall mean an amount equal to the sum of (i) $1,000, the purchase price paid for the initial share of Series B Preferred Stock issued by the Corporation (the "Per Share Purchase Price") on the date of the initial issuance thereof (the "Issue Date") plus (ii) an amount equal to five percent (5%) per annum of the Per Share Purchase Price (the "Accretion Amount") for the period beginning on the Issue Date and ending on the earlier of (i) the date of final distribution to the holder thereof and (ii) the date the Accretion Amount stops accruing in accordance with the last sentence of this Article IV.C (pro rated for any portion of such period).  In the event that the closing bid price of the Common Stock on Nasdaq, or on the principal securities exchange or other securities market on which the Common Stock is then being traded (in each case, as reported by Bloomberg, L.P. ("Bloomberg")), is greater than (i) 160% of the Fixed Conversion Price (as defined herein) for five (5) consecutive Trading Days (as defined herein) at any time after the first anniversary of the Issue Date or (ii) 100% of the Fixed Conversion Price for five (5) consecutive Trading Days at any time after the second anniversary of the Issue Date, then the Accretion Amount will cease to accrue on the last day of any such five (5) consecutive Trading Day period (each of the conditions in (i) and (ii) are referred to herein as a "Target Price").

V.  Redemption

A.                  If any of the following events (each, a "Mandatory Redemption Event") shall occur:

(i)             The Corporation fails to issue shares of Common Stock to the holders of Series B Preferred Stock upon exercise by the holders of their conversion rights in accordance with the terms of this Certificate of Determination (for a period of at least sixty (60) days if such failure is solely as a result of the circumstances governed by the second paragraph of Article VI.F below and the Corporation is using all commercially reasonable efforts to authorize a sufficient number of shares of Common Stock as soon as practicable), fails to transfer or to cause its transfer agent to transfer any certificate for shares of Common Stock issued to the holders upon conversion of the Series B Preferred Stock as and when required by this Certificate of Determination or the Registration Rights Agreement, dated as of the Issue Date, by and among the Corporation and the other signatories thereto (the "Registration Rights Agreement"), fails to remove any restrictive legend on any certificate or any shares of Common Stock issued to the holders of Series B Preferred Stock upon conversion of the Series B Preferred Stock as and when required by this Certificate of Determination, the Securities Purchase Agreement dated as of the Issue Date, by and between the Corporation and the other signatories thereto (the "Purchase Agreement") or the Registration Rights Agreement, and any such failure shall continue uncured (or any announcement not to honor its obligations shall not be rescinded) for ten (10) business days;

(ii)            The Corporation fails to obtain effectiveness with the Securities and Exchange Commission (the "SEC") of the Registration Statement (as defined in the Registration Rights Agreement) prior to November 30, 1997 or such Registration Statement lapses in effect (or sales otherwise cannot be made thereunder, whether by reason of the Company's failure to amend or supplement the prospectus included therein in accordance with the Registration Rights Agreement or otherwise) (a "Sale Restriction Day") for more than thirty (30) consecutive days or sixty (60) days in any twelve (12) month period after such Registration Statement becomes effective, provided that such failure or lapse is not due to acts or failures to act by the holders; and provided further, however, that the Automatic Conversion Date set forth in Article VII hereof shall be extended by the number of Sale Restriction Days which exceed a total of thirty (30) days;

(iii)          The Corporation shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for all or substantially all of its property or business; or such a receiver or trustee shall otherwise be appointed;

(iv)          Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Corporation or any subsidiary of the Corporation;

(v)           The Corporation shall fail to maintain the listing of the Common Stock on the Nasdaq National Market ("Nasdaq"), the Nasdaq Small Cap Market, the New York Stock Exchange or the American Stock Exchange and such failure shall remain uncured for at least thirty (30) days; then, upon the occurrence and during the continuation of any Mandatory Redemption Event specified in subparagraphs (i), (ii) or (v) at the option of the holders of at least 50% of the then outstanding shares of Series B Preferred Stock by written notice (the "Mandatory Redemption Notice") to the Corporation of such Mandatory Redemption Event, or upon the occurrence of any Mandatory Redemption Event specified in subparagraphs (iii) or (iv), the Corporation shall, to the extent permitted by law, purchase each holder's shares of Series B Preferred Stock for an amount per share equal to the greater of (1) 125% multiplied by the sum of (a) the aggregate Per Share Purchase Price of the shares to be redeemed, plus (b) in the event the closing sale price of the Common Stock on Nasdaq or the principal securities exchange or other securities market on which the Common Stock is then being traded (in each case, as reported by Bloomberg) is greater than a Target Price, an amount equal to the aggregate Accretion Amount thereon for the period beginning on the issue Date and ending on the date of payment of the Mandatory Redemption Amount (the "Mandatory Redemption Date") and (2) the "parity value" of the shares to be redeemed, where parity value means the product of (a) the number of shares of Common Stock issuable upon conversion of such shares in accordance with Article VI below (treating the Trading Day immediately preceding the Mandatory Redemption Date as the "Conversion Date" (as hereinafter defined) and assuming that the Applicable Percentage (as defined in Article VI.B.) is 20%), multiplied by (b) the closing sale price for the Common Stock on the principal trading market for such shares on such "Conversion Date" (the greater of such amounts being referred to as the "Mandatory Redemption Amount").

In the case of a Mandatory Redemption Event, if the Corporation fails to pay the Mandatory Redemption Amount, to the extent permitted by law, for each share within ten (10) business days of written notice that such amount is due and payable, then (assuming there are sufficient authorized shares) in addition to all other available remedies, each holder of Series B Preferred Stock shall have the right at any time, so long as the Mandatory Redemption Event continues, to require the Corporation, upon written notice, to immediately issue (in accordance with and subject to the terms of Article VI below), in lieu of the Mandatory Redemption Amount, with respect to each outstanding share of Series B Preferred Stock held by such holder, the number of shares of Common Stock of the Corporation equal to the Mandatory Redemption Amount divided by the Conversion Price then in effect.

B.                  If the Series B Preferred Stock ceases to be convertible as a result of the limitations described in the second paragraph of Article VI.A below (a "19.99% Redemption Event"), and the Corporation has not prior to, or within forty-five (45) days of, the date that such 19.99% Redemption Event arises, (i) obtained approval of the issuance of additional shares of Common Stock by the requisite vote of the holders of the then-outstanding Common Stock (not including any shares of Common Stock held by present or former holders of Series B Preferred Stock that were issued upon conversion of Series B Preferred Stock) or (ii) received other permission pursuant to Nasdaq Requirement 4460(i) allowing the Corporation to resume issuances of shares of Common Stock upon conversion of Series B Preferred Stock, then the Corporation shall be obligated to redeem immediately all of the then outstanding Series B Preferred Stock, in accordance with this Article V.B. An irrevocable Redemption Notice shall be delivered promptly to the holder of Series B Preferred Stock at their registered address appearing on the records of the Corporation and shall state (1) that 19.99% of the Outstanding Common Amount (as defined in Article VI.A below) has been issued upon exercise of the Series B Preferred Stock, (2) that the Corporation is obligated to redeem all of the outstanding Series B Preferred Stock and (3) the Mandatory Redemption Date, which shall be a date within five (5) business days of the date of the Redemption Notice.  On the Mandatory Redemption Date, the Corporation shall make payment of the Mandatory Redemption Amount (as defined in Article V.A. above) in cash.

VI.  Conversion at the Option of the Holder

A.                 Each holder of shares of Series B Preferred Stock may, at its option at any time and from time to time after the Issue Date, upon surrender of the certificates therefor, convert any or all of its shares of Series B Preferred Stock into Common Stock as follows (an "Optional Conversion").  Each share of Series B Preferred Stock shall be convertible into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (1) the sum of (a) the Per Share Purchase Price thereof plus (b) the Conversion Accretion Amount (as defined below) by (2) the then effective Conversion Price (as defined below); provided however, that, unless the holder delivers a waiver in accordance with the immediately following sentence, in no event shall a holder of shares of Series B Preferred Stock be entitled to convert any such shares in excess of that number of shares upon conversion of which the sum of (x) the number of shares of Common Stock beneficially owned by the holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the shares of Series B Preferred Stock) and (y) the number of shares of Common Stock issuable upon the conversion of the shares of Series B Preferred Stock with respect to which the determination of this proviso is being made, would result in beneficial ownership by a holder and such holder's affiliates of more than 4.9% of the outstanding shares of Common Stock.  For purposes of the proviso to the immediately preceding sentence, (i) beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G thereunder, except as otherwise provided in clause (x) of such proviso and (ii) a holder may waive the limitations set forth therein by written notice to the Corporation upon not less than sixty-one (61) days prior written notice (with such waiver taking effect only upon the expiration of such sixty-one (61) day notice period).  The "Conversion Accretion Amount" means the product of the Per Share Purchase Price, multiplied by .05, multiplied by (N/365), where "N" equals the number of days elapsed from the Issue Date to and including the Conversion Date (as defined in Article VI.B. below).

Notwithstanding anything to the contrary contained herein, if, at any time, the aggregate number of shares of Common Stock then issued upon conversion of the Series B Preferred Stock equals 19.99% of the "Outstanding Common Amount" (as hereinafter defined), the Series B Preferred Stock shall, from that time forward, cease to be convertible into Common Stock in accordance with the terms of this Article VI and Article VII below, unless the Corporation (i) has obtained approval of the issuance of additional shares of Common Stock by the requisite vote, in person or by proxy, of the holders of the then-outstanding Common Stock (not including any shares of Common Stock held by present or former holders of Series B Preferred Stock that were issued upon conversion of Series B Preferred Stock), or (ii) shall have otherwise obtained permission to allow such issuances from Nasdaq in accordance with Nasdaq Requirement 4460(i).  For purposes of this paragraph, "Outstanding Common Amount" means (i) the number of shares of the Common Stock outstanding on the Issue Date pursuant to the Purchase Agreement plus (ii) any additional shares of Common Stock issued thereafter in respect of such shares pursuant to a stock dividend, stock split or similar event.  The maximum number of shares of Common Stock issuable as a result of the 19.99% limitation set forth herein is hereinafter referred to as the "Maximum Share Amount."  With respect to each holder of Series B Preferred Stock, the Maximum Share Amount shall refer to such holder's pro rata share thereof determined in accordance with Article X below.  In the event that Corporation obtains Shareholder Approval, the approval of The Nasdaq Stock Market or otherwise concludes that it is able to increase the number of shares to be issued above the Maximum Share Amount (such increased number being the "New Maximum Share Amount"), the references to Maximum Share Amount, above, shall be deemed to be, instead, references to the greater New Maximum Share Amount.  As used herein, "Shareholder Approval" means approval by the shareholders of the Corporation in accordance with Nasdaq Requirement 4460(i).  In the event that Shareholder Approval is not obtained, there are insufficient reserved or authorized shares or a registration statement covering the additional shares of Common Stock which constitute the New Maximum Share Amount is not effective prior to the Maximum Share Amount being issued (if such registration statement is necessary to allow for the public resale of such securities), the Maximum Share Amount shall remain unchanged; provided, however, that the Holder may grant an extension to obtain a sufficient reserved or authorized amount of shares or of the effective date of such registration statement.  In the event that (a) the aggregate number of shares of Common Stock issued pursuant to the outstanding Series B Preferred Stock represents at least thirty percent (30%) of the Maximum Share Amount and (b) the sum of (x) the aggregate number of shares of Common Stock issued upon conversion of Series B Preferred Stock plus (y) the aggregate number of shares of Common Stock that remain issuable upon conversion of Series B Preferred Stock, represents at least one hundred percent (100%) of the Maximum Share Amount (the "Triggering Event"), the Corporation will seek (by calling a special or regular meeting of its shareholders) and use its best efforts to obtain Shareholder Approval (or obtain such other relief as will allow conversions hereunder in excess of the Maximum Share Amount) as soon as practicable following the Triggering Event and before the Maximum Conversion Date.  Notwithstanding the foregoing, the Corporation may, in lieu of seeking Shareholder Approval as set forth above, redeem the shares of Series B Preferred Stock convertible into shares of Common Stock in excess of the Maximum Share Amount pursuant to Article V.B. above, and shall promptly provide to the Holder written binding notification of such election to redeem, together with reasonable assurances regarding the source of funds for such redemption.

B.                  (a) Subject to subparagraph (b) below, the "Conversion Price" shall be 80% of the Market Price (as defined herein) (the "Variable Conversion Price"), but not greater than 100% of the average of the closing bid prices for the five (5) consecutive Trading Days prior to the Issue Date, rounded to the nearest whole cent (the "Fixed Conversion Price").  "Market Price" shall mean the average closing bid price of the Common Stock on Nasdaq, or on the principal securities exchange or other securities market on which the Common Stock is then being traded (in each case, as reported by Bloomberg) for the five (5) consecutive Trading Days ending five (5) Trading Days prior to the date (the "Conversion Date") the Conversion Notice is sent by a holder to the Corporation via facsimile.  "Trading Day" shall mean any day on which the Common Stock is traded for any period on Nasdaq, or on the principal securities exchange or other securities market on 'which the Common Stock is then being traded.

(b)            Notwithstanding anything contained in subparagraph (a) of this Paragraph B to the contrary, in the event: (i) the Corporation publicly announces a Specified Transaction or (ii) any person, group or entity (including the Corporation) publicly announces a tender offer to purchase 50% or more of the Corporation's Common Stock (the date of such announcement is hereinafter referred to as the "Announcement Date"), then the Conversion Price shall, effective upon the Announcement Date and continuing through the Adjusted Conversion Price Termination Date (as defined below), be equal to the lower of (x) the Conversion Price which would have been applicable for an Optional Conversion occurring on the Announcement Date and (y) the Conversion Price that would otherwise be in effect.  From and after the Adjusted Conversion Price Termination Date, the Conversion Price shall be determined as set forth in subparagraph (a) of this Article VI.B. For purposes hereof, "Adjusted Conversion Price Termination Date" shall mean, with respect to any proposed transaction or tender offer for which a public announcement as contemplated by this subparagraph (b) has been made, the date upon which the Corporation (in the case of clause (i) above) or the person, group or entity (in the case of clause (ii) above) publicly announces the termination or abandonment of the proposed transaction or tender offer which caused this subparagraph (b) to become operative.

C.                  The Conversion Price shall be subject to adjustment from time to time as follows:

(a)            Adjustment to Fixed Conversion Price Due to Stock Split, Stock Dividend, Etc.  If at any time when the Series B Preferred Stock is issued and, outstanding, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, combination, reclassification, below-Market Price rights offering to all holders of Common Stock or other similar event, the Fixed Conversion Price shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a reverse stock split, combination or reclassification of shares, or other similar event, the Fixed Conversion Price shall be proportionately increased.  In such event, the Corporation shall notify its transfer agent ("Transfer Agent") of such change on or before the effective date thereof.

(b)            Adjustment to Variable Conversion Price.  If at any time when Series B Preferred Stock is issued and outstanding, the number of outstanding shares of Common Stock is increased or decreased by a stock split, stock dividend, combination, reclassification, below-Market Price rights offering to all holders of Common Stock or other similar event, which event shall have taken place during the reference period for determination of the Conversion Price for any Optional Conversion or Automatic Conversion of the Series B Preferred Stock, then the Variable Conversion Price shall be calculated giving appropriate effect to the stock split, stock dividend, combination, reclassification or other similar event for all twenty (20) Trading Days immediately preceding the Conversion Date.  In such event, the Corporation shall notify the Transfer Agent of such change on or before the effective date thereof.

(c)            Adjustment Due to Merger, Consolidation, Etc.  If, at any time when Series B Preferred Stock is issued and outstanding and prior to the conversion of all Series B Preferred Stock, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Corporation shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Corporation or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Corporation other than in connection with a plan of complete liquidation of the Corporation, then the holders of Series B Preferred Stock shall thereafter have the right to receive upon conversion of the Series B Preferred Stock, upon the bases and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities or assets which the holders of Series B Preferred Stock would have been entitled to receive in such transaction had the Series B Preferred Stock been converted in full (without regard to any limitations on conversion contained herein) immediately prior to such transaction, and in any such case appropriate provisions shall be made with respect to the rights and interests of the holders of Series B Preferred Stock to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion of Series B Preferred Stock.  The Corporation shall not effect any transaction described in this subsection (c) unless (a) it first gives, to the extent practicable, thirty (30) days' prior written notice (but in any event at least fifteen (15) business days prior written notice) of such merger, consolidation; exchange of shares, recapitalization, reorganization or other similar event or sale of assets (during which time the holders of Series B Preferred Stock shall be entitled to convert the Series B Preferred Stock) and (b) the resulting successor or acquiring entity (if not the Corporation) assumes by written instrument the obligations of this subsection (c).  The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

(d)            Adjustment Due to Distribution.  Subject to Article III, if the Corporation shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to the Corporation's shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a "Distribution"), then the holders of Series B Preferred Stock shall be entitled, upon any conversion of shares of Series B Preferred Stock after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the holder with respect to the shares of Common Stock issuable upon such conversion had such holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution.

(e)             Purchase Rights.  Subject to Article III, if at any time when any Series B Preferred Stock is issued and outstanding, the Corporation issues any convertible securities or rights to purchase stock, warrants, securities or other property (the "Purchase Rights") pro rata to the record holders of any class of Common Stock, then the holders of Series B Preferred Stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete conversion of the Series B Preferred Stock (without regard to any limitations on conversion contained herein) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(f)              Notice of Adjustments.  Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Article VI.C; the Corporation, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to each holder of Series B Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.  The Corporation shall, upon the written request at any time of any holder of Series B Preferred Stock, furnish to such holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of a share of Series B Preferred Stock.

D.                  For purposes of Article VI.C(a) and (b) above, "Market Price," which shall be measured as of the record date in respect of the rights offering means (i) the average of the last reported sale prices for the shares of Common Stock on Nasdaq as reported by Bloomberg, as applicable, for the twenty (20) Trading Days immediately preceding such date, or (ii) if Nasdaq is not the principal trading market for the shares of Common Stock, the average of the last reported sale prices on the principal trading market for the Common Stock during the same period as reported by Bloomberg, or (iii) if market value cannot be calculated as of such date on any of the foregoing bases, the Market Price shall be the fair market value as reasonably determined in good faith by (a) the Board of Directors of the Corporation or, (b) at the option of a majority-in-interest of the holders of the outstanding Series B Preferred Stock, and at their expense, by an independent investment bank reasonably acceptable to the Company in the valuation of businesses similar to the business of the Corporation.

E.                   In order to convert Series B Preferred Stock into full shares of Common Stock, a holder of Series B Preferred Stock shall: (i) submit a copy of the fully executed notice of conversion in the form attached hereto as Exhibit A ("Notice of Conversion") to the Corporation by facsimile dispatched on the Conversion Date (or by other means resulting in notice to the Corporation on the Conversion Date) at the office of the Corporation or its designated Transfer Agent for the Series B Preferred Stock that the holder elects to convert the same, which notice shall specify the number of shares of Series B Preferred Stock to be converted, the applicable Conversion Price and a calculation of the number of shares of Common Stock issuable upon such conversion (together with a copy of the first page of each certificate to be converted) prior to 7:00 p.m., New York City time (the "Conversion Notice Deadline") on the date of conversion specified on the Notice of Conversion; and (ii) surrender the original certificates representing the Series B Preferred Stock being converted (the "Preferred Stock Certificates"), duly endorsed, along with a copy of the Notice of Conversion to the office of the Corporation or the Transfer Agent for the Series B Preferred Stock as soon as practicable thereafter.  The Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion, unless either the Preferred Stock Certificates are delivered to the Company or its Transfer Agent as provided above, or the holder notifies the Corporation or its Transfer Agent that such certificates have been lost, stolen or destroyed (subject to the requirements of subparagraph (a) below) and executes a customary lost certificate indemnity agreement.  In the case of a dispute as to the calculation of the Conversion Price, the parties shall undertake to promptly resolve such dispute, provided that the Corporation shall promptly issue such number of shares of Common Stock that are not disputed in accordance with subparagraph (b) below.  In the event that the dispute is not promptly resolved, the Corporation shall submit the disputed calculations to its outside accountant via facsimile within two (2) business days of receipt of the Notice of Conversion.  The accountant shall review the calculations and notify the Corporation and the holder of the results no later than 48 hours from the time it receives the disputed calculations.  The accountant's calculation shall be deemed conclusive absent manifest error.

(a)             Lost or Stolen Certificates.  Upon receipt by the Corporation of evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing shares of Series B Preferred Stock, and (in the case of loss, theft or destruction) of indemnity reasonably satisfactory to the Corporation, and upon surrender and cancellation of the Preferred Stock Certificate(s), if mutilated, the Corporation shall execute and deliver new Preferred Stock Certificate(s) of like tenor and date.

(b)            Delivery of Common Stock Upon Conversion.  Upon the surrender of certificates as described above together with a Notice of Conversion, the Corporation shall issue and, within two (2) business days after such surrender (or, in the case of lost, stolen or destroyed certificates, after provision of agreement and indemnification pursuant to subparagraph (a) above) (the "Delivery Period"), deliver (or cause its Transfer Agent to so issue and deliver) to or upon the order of the holder (i) that number of shares of Common Stock for the portion of the shares of Series B Preferred Stock converted as shall be determined in accordance herewith and (ii) a certificate representing the balance of the shares of Series B Preferred Stock not converted, if any.  In addition to any other remedies available to the holder, including actual damages and/or equitable relief, the Corporation shall pay to a holder $500 per day in cash for each day beyond a two (2) day grace period following the end of the Delivery Period that the Corporation fails to deliver Common Stock issuable upon surrender of shares of Series B Preferred Stock with a Notice of Conversion until such time as the Corporation has delivered all such Common Stock.  Such cash amount shall be paid to such holder by the fifth day of the month following the month in which it has accrued or, at the option of the holder (by written notice to the Corporation by the first day of the month following the month in which it has accrued), shall be convertible into Common Stock in accordance with the terms of this Article VI.

In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Corporation's Transfer Agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the holder and its compliance with the provisions contained in Article VI.A. and in this Article VIE., the Corporation shall use its best efforts to cause its Transfer Agent to electronically transmit the Common Stock issuable upon conversion to the holder by crediting the account of holder's Prime Broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system.  The time periods for delivery and penalties described in the immediately preceding paragraph shall apply to the electronic transmittals described herein.

(c)             Fractional Shares.  If any conversion of Series B Preferred Stock would result in a fractional share of Common Stock or the right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock shall be the next higher number of shares or, at the option of the Corporation, cash in lieu of such fractional share in an amount equal to such fraction multiplied by the closing sale price of the Common Stock on Nasdaq or on the principal securities exchange or other securities market on which the Common Stock is traded on the Conversion Date.

(d)            Conversion Date.  The "Conversion Date" shall be the date specified in the Notice of Conversion, provided that the Notice of Conversion is submitted by facsimile (or by other means resulting in notice) to the Corporation or its Transfer Agent before Midnight, New York City time, on the Conversion Date.  The person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such securities as of the Conversion Date and all rights with respect to the shares of Series B Preferred Stock surrendered shall forthwith terminate except the right to receive the shares of Common Stock or other securities or property issuable on such conversion and except that the holders preferential rights as a holder of Series B Preferred Stock shall survive to the extent the corporation fails to deliver such securities.

F.                   A number of shares of the authorized but unissued Common Stock sufficient to provide for the conversion of the Series B Preferred Stock outstanding at the then current Conversion Price shall at all times be reserved by the Corporation, free from preemptive rights, for such conversion or exercise.  As of the Issue Date, 2,376,042 authorized and unissued shares of Common Stock have been duly reserved for issuance upon conversion of the Series B Preferred Stock (the "Reserved Amount").  The Reserved Amount shall be increased from time to time in accordance with the Company's obligations pursuant to Section 4(g) of the Purchase Agreement.  In addition, if the Corporation shall issue any securities or make any change in its capital structure which would change the number of shares of Common Stock into which each share of the Series B Preferred Stock shall be convertible at the then current Conversion Price, the Corporation shall at the same time also make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Series B Preferred Stock.

If at any time a holder of shares of Series B Preferred Stock submits a Notice of Conversion, and the Corporation does not have sufficient authorized but unissued shares of Common Stock available to effect such conversion in accordance with the provisions of this Article VI (a "Conversion Default"), the Corporation shall issue to the holder (or holders, if more than one holder submits a Notice of Conversion in respect of the same Conversion Date, pro rata based on the ratio that the number of shares of Series B Preferred Stock then held by each such holder bears to the aggregate number of such shares held by such holders) all of the shares of Common Stock which are available to effect such conversion.  The number of shares of Series B Preferred Stock included in the Notice of Conversion which exceeds the amount which is then convertible into available shares of Common Stock (the "Excess Amount") shall, notwithstanding anything to the contrary contained herein, not be convertible into Common Stock in accordance with the terms hereof until (and at the holder's option at any time after) the date additional shares of Common Stock are authorized by the Corporation to permit such conversion, at which time the Conversion Price in respect thereof shall be the lesser of (i) the Conversion Price on the Conversion Default Date (as defined below) and (ii) the Conversion Price on the Conversion Date elected by the holder in respect thereof.  The Corporation shall use its best efforts to effect an increase in the authorized number of shares of Common Stock as soon as possible following a Conversion Default.  In addition, the Corporation shall pay to the holder payments ("Conversion Default Payments") for a Conversion Default in the amount of (a) (N/365), multiplied by (b) the sum of the aggregate Per Share Purchase Price plus the Accretion Amount per share of Series B Preferred Stock through the Authorization Date (as defined below), multiplied by (c) the Excess Amount on the day the holder submits a Notice of Conversion giving rise to a Conversion Default (the "Conversion Default Date"), multiplied by (d) .24, where (i) N = the number of days from the Conversion Default Date to the date (the "Authorization Date") that the Corporation authorizes a sufficient number of shares of Common Stock to effect conversion of the full number of shares of Series B Preferred Stock.  The Corporation shall send notice to the holder of the authorization of additional shares of Common Stock, the Authorization Date and the amount of holder's accrued Conversion Default Payments.  The accrued Conversion Default Payment for each calendar month shall be paid in cash or shall be convertible into Common Stock at the Conversion Price, at the holder's option, as follows:

(a)            In the event the holder elects to make such payment in cash, cash payment shall be made to holder by the fifth day of the month following the month in which it has accrued; and

(b)            In the event the holder elects to take such payment in Common Stock, the holder may convert such payment amount into Common Stock at the Conversion Price (as in effect at the time of Conversion) at any time after the fifth day of the month following the month in which it has accrued in accordance with the terms of this Article VI (so long as there is then a sufficient number of authorized shares).

Nothing herein shall limit the holder's right to pursue actual damages for the Corporation's failure to maintain a sufficient number of authorized shares of Common Stock, and each holder shall have the right to pursue all remedies available at law or in equity (including a decree of specific performance and/or injunctive relief).

G.                  Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Article VI, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series B Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.  The Corporation shall, upon the written request at any time of any holder of Series B Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of a share of Series B Preferred Stock.

VII.  Automatic Conversion

So long as the Registration Statement is effective and there is not then a continuing Mandatory Redemption Event, each share of Series B Preferred Stock issued and outstanding the fifth (5th) anniversary of the Issue Date, subject to any extension pursuant to the proviso set forth in Article V.A.(ii) (the "Automatic Conversion Date"), automatically shall be converted into shares of Common Stock on such date at the then effective Conversion Price in accordance with, and subject to, the provisions of Article VI hereof (the "Automatic Conversion").  The Automatic Conversion Date shall be the Conversion Date for purposes of determining the Conversion Price and the time within which certificates representing the Common Stock must be delivered to the holder.

VIII.  Voting Rights

The holders of the Series B Preferred Stock have no voting power whatsoever, except as otherwise provided by the California General Corporation Law ("CGCL"), in this Article VIII, and in Article IX below.

Notwithstanding the above, the Corporation shall provide each holder of Series B Preferred Stock with prior notification of any meeting of the shareholders (and copies of proxy materials and other information sent to shareholders).  In the event of any taking by the Corporation of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation or recapitalization) any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Corporation, or any proposed liquidation, dissolution or winding up of the Corporation, the Corporation shall mail a notice to each holder, at least ten (10) days prior to the record date specified therein (or thirty (30) days prior to the consummation of the transaction or event, whichever is earlier), of the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time.

To the extent that under the CGCL the vote of the holders of the Series B Preferred Stock, voting separately as a class or series as applicable, is required to authorize a given action of the Corporation, the affirmative vote or consent of the holders of at least a majority of the shares of the Series B Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of a majority of the shares of Series B Preferred Stock (except as otherwise may be required under the CGCL) shall constitute the approval of such action by the class.  To the extent that under the CGCL holders of the Series B Preferred Stock are entitled to vote on a matter with holders of Common Stock, voting together as one class, each share of Series B Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which it is then convertible using the record date for the taking of such vote of shareholders as the date as of which the Conversion Price is calculated.  Holders of the Series B Preferred Stock shall be entitled to notice of all shareholder meetings or written consents (and copies of proxy materials and other information sent to shareholders) with respect to which they would be entitled to vote, which notice would be provided pursuant to the Corporation's bylaws and the CGCL

IX.  Protective Provisions

So long as shares of Series B Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by the CGCL) of the holders of at least a majority of the then outstanding shares of Series B Preferred Stock:

(a)            alter or change the rights, preferences or privileges of the Series B Preferred Stock or any Senior Securities so as to affect adversely the Series B Preferred Stock;

(b)            create any new class or series of capital stock having a preference over the Series B Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Corporation (as previously defined in Article II hereof, "Senior Securities");

(c)            create any new class or series of capital stock ranking pari passu with the Series B Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Corporation (as previously defined in Article II hereof, "Pari Passu Securities");

(d)            increase the authorized number of shares of Series B Preferred Stock; or

(e)            do any act or thing not authorized or contemplated by this Certificate of Determination which would result in taxation of the holders of shares of the Series B Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended).

In the event holders of at least a majority of the then outstanding shares of Series B Preferred Stock agree to allow the Corporation to alter or change the rights, preferences or privileges of the shares of Series B Preferred Stock, pursuant to subsection (a) above, so as to affect the Series B Preferred Stock, then the Corporation will deliver notice of such approved change to the holders of the Series B Preferred Stock that did not agree to such alteration or change (the "Dissenting Holders") and Dissenting Holders shall have the right for a period of thirty (30) days to convert pursuant to the terms of this Certificate of Determination as they exist prior to such alteration or change or continue to hold their shares of Series B Preferred Stock.

X.  Pro Rata Allocations

The Maximum Share Amount and the Reserved Amount (including any increases thereto) shall be allocated by the Corporation pro rata among the holders of Series B Preferred Stock based on the number of shares of Series B Preferred Stock then held by each holder relative to the total aggregate number of shares of Series B Preferred Stock then outstanding.

3.                    The authorized number of shares of Series B Preferred Stock is 300,000, none of which have been issued.

[Remainder of Page Intentionally Blank]

The undersigned declare under penalty of perjury under the laws of the State of California that the matters set forth in the foregoing Certificate are true and correct of their own knowledge.
Executed at Sunnyvale, California on July 10, 1997.

/s/ Clinton H. Severson
Clinton H. Severson
President
/s/ Ting W. Lu
Ting W. Lu
Secretary

CERTIFICATE OF DETERMINATION
OF RIGHTS, PREFERENCES,
PRIVILEGES AND RESTRICTIONS
OF
SERIES C PREFERRED STOCK
OF
ABAXIS, INC.
A California corporation
(Pursuant to Section 401 of the
California General Corporation Law)

Clinton H. Severson and Donald Stewart certify that:

1.                    They are the duly elected and acting President and Secretary, respectively, of said Corporation.

2.                    Pursuant to authority given by said Corporation's Articles of Incorporation, the Board of Directors of said Corporation has duly adopted the following recitals and resolutions:

WHEREAS, the Articles of Incorporation of the Corporation provide for a class of its authorized shares known as Preferred Stock, comprising Five Million (5,000,000) shares issuable from time to time in one or more series;

WHEREAS, the Board of Directors of this Corporation is authorized to fix the number of shares of any series of Preferred Stock; to determine the designation of any such series, and to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock including but not limited to the dividend rights, dividend rate and conversion rights, and to fix, alter or reduce the number of shares constituting any such series (but not below the number of shares then outstanding); and

WHEREAS, it is the desire of the Board of Directors of the Corporation, pursuant to its authority under the Articles of Incorporation, to fix the rights, preferences, privileges, restrictions and other matters relating to a series of Preferred Stock to be designated Series C Preferred Stock;

NOW THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the issue of a new series of Preferred Stock of the Corporation and does hereby fix the rights, preferences, privileges, restrictions and other matters relating to such series of Preferred Stock as follows:

1.                    Designation.  There shall be a series of Preferred Stock, which shall comprise Five Thousand (5,000) shares and shall be designated "Series C Preferred Stock."  As used hereafter, the terms "Preferred Stock" and "Preferred Shares" without designation shall refer to shares of Series C Preferred Stock.

2.                    Dividends.  Each holder of record of a share of Series C Preferred Stock shall be entitled to receive, out of any assets at the time legally available therefore, a dividend of Sixty Dollars ($60) per share per annum, payable on April 1st and September 1st of each year.  The right to the dividends on the Series C Preferred Stock described in the preceding sentence shall be cumulative.  The Corporation will pay such dividends either in cash or by issuing shares of the Corporation's Common Stock ("Common Stock") having the Market Value (as defined below) equal to such dividends, at the option of the Board of Directors of the Corporation.  If the Corporation elects to pay such dividends by issuing Common Stock, the "Market Value" of such Common Stock will be the average of the closing sale prices of the Corporation's Common Stock as reported on the Nasdaq National Market System for the Five (5) trading days prior to the record date for such dividend.  A holder of Series C Preferred Stock who would otherwise be entitled to receive a fraction of a share of Common Stock under this Section 2 (taking into account all shares of Series C Preferred Stock held by such holder) shall receive, in lieu thereof, an amount equal to the product of such fractional interest multiplied by the Market Value.  No dividends or distributions shall be made with respect to the Common Stock unless at the same time an equivalent dividend with respect to the Series C Preferred Stock has been paid or declared and set apart for payment.

3.                    Conversion Rights.  The holders of Series C Preferred Stock shall have conversion rights as follows:

(a)                 Right to Convert.  Each share of Series C Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of filing of this Certificate of Designation, at the office of the Corporation or any transfer agent for the Series C Preferred Stock, into Common Stock as more fully described below.  The number of shares of fully paid and nonassessable Common Stock into which each share of Series C Preferred Stock may be converted shall be determined by dividing One Thousand Dollars ($1,000) by the Series C Conversion Price (as hereinafter defined) in effect at the time of conversion.  The Series C Conversion Price shall initially be Two Dollars and Fifty Cents ($2.50), as adjusted to reflect any stock dividends on, or stock splits or stock combinations of, the Common Stock after the date of filing this Certificate of Designation (the "Series C Conversion Price").

(b)                 Automatic Conversion.  Each share of Series C Preferred Stock shall be converted into Common Stock automatically upon the earlier to occur of:

(i)            October 31, 2001; provided however, that if the closing sales price of the Common Stock as reported on the Nasdaq National Market System is less than $2.50 (as adjusted to reflect any stock dividends, stock splits, stock combinations or recapitalizations) for each of the twenty (20) consecutive trading days immediately prior to and including October 31, 2001, then the Series C Preferred Stock will convert into Common Stock automatically upon the earlier to occur of (A) October 31, 2002 or (B) the event specified in Section 3(b)(ii), below; and provided further, however, that if the closing sales price of the Common Stock as reported on the Nasdaq National Market System is $2.50 or greater for any twenty (20) consecutive trading days after the first anniversary of the filing of this Certificate of Designation, then the one year extension of the automatic conversion date provided for in subsection (i)(A) above will not apply and the conversion date will remain the earlier to occur of (A) October 31, 2001 or (B) the event specified in Section 3(b)(ii), below; or

(ii)          on the first date following the first anniversary of the date of the filing of this Certificate of Designation that the closing sales price of the Common Stock as reported on the Nasdaq National Market System has exceeded $5.00 (as adjusted to reflect any stock dividends, stock splits, stock combinations or recapitalizations) for the twenty (20) consecutive trading days immediately prior to such date.

(c)                 No Fractional Shares.  No fractional shares of Common Stock or script shall be issued upon conversion of shares of Series C Preferred Stock.  If more than one share of Series C Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series C Preferred Stock so surrendered.  In lieu of any fractional shares of Common Stock that would otherwise be issuable upon conversion of any shares of Series C Preferred Stock, the Corporation shall pay a cash adjustment in respect to such fractional interest equal to the product of such fractional interest multiplied by the Series C Conversion Price.

(d)                Mechanics of Conversion.  Before any holder of Series C Preferred Stock shall be entitled to convert the same into Common Stock, and before the Corporation shall be obligated to issue certificates for shares of Common Stock upon the automatic conversion of the Series C Preferred Stock as set forth in Section 3(b) hereof, such holder shall surrender the certificate or certificates therefor, duly endorsed in blank or accompanied by proper instruments of transfer, at the principal office of the Corporation or of any transfer agent for the Series C Preferred Stock, and, if such conversion is voluntary pursuant to Section 3(a), shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state in writing therein the name or names in which such holder wishes the certificate or certificates for Common Stock to be issued.  As soon as practicable thereafter, the Corporation shall issue and deliver at such office to such holder's nominee or nominees, certificates for the number of whole shares of Common Stock to which such holder shall be entitled.  If such conversion is pursuant to Section 3(a), such conversion shall be deemed to have been made as of the date of such surrender of the Series C Preferred Stock to be converted, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock on said date.

(e)                 Capital Adjustments.  In case the Corporation shall at any time (A) subdivide the outstanding Common Stock, or (B) issue a stock dividend on its outstanding Common Stock, the number of shares of Common Stock issuable upon conversion of the Series C Preferred Stock immediately prior to such subdivision or the issuance of such stock dividend shall be proportionately increased by the same ratio as the subdivision or dividend (with appropriate decreases in the Series C Conversion Price).  In case the Corporation shall at any time combine its outstanding Common Stock, the number of shares of Common Stock issuable upon conversion of the Series C Preferred Stock immediately prior to such combination shall be proportionately decreased by the same ratio as the combination (with appropriate increases in the Series C Conversion Price).  All such adjustments described herein shall be effective at the close of business on the date of such subdivision, stock dividend or combination, as the case may be.

(f)                  Reorganization.  In case of any capital reorganization (other than in connection with a merger or other reorganization in which the Corporation is not the continuing or surviving entity), or any reclassification of the Common Stock of the Corporation, the Series C Preferred Stock shall thereafter be convertible into that number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of the shares of Series C Preferred Stock immediately prior to such reorganization or recapitalization would have been entitled to receive upon such reorganization or reclassification.  In any such case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of Series C Preferred Stock, such that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be, in relation to any share of stock or other property thereafter deliverable upon the conversion.

(g)                Reservation of Stock.  The Corporation shall at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the Series C Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all Series C Preferred Stock from time to time outstanding.  The Corporation shall from time to time (subject to obtaining necessary director and shareholder action), in accordance with the laws of the State of California, increase the authorized amount of its Common Stock if at any time the authorized number of shares of Common Stock remaining unissued shall not be sufficient to permit the conversion of all of the shares of Series C Preferred Stock at the time outstanding.

4.                    Voting Rights.  The holders of the Series C Preferred Stock shall have no voting power whatsoever, except as otherwise provided by the General Corporation Law of the State of California ("California Law"), and no holder of Series C Preferred Stock shall vote or otherwise participate in any proceeding in which actions shall be taken by the Corporation or the stockholders thereof or be entitled to notification as to any meeting of the stockholders (except to the extent the a holder of Series C Preferred Stock is also a holder of Common Stock).

To the extent that under California Law the vote of the holders of the Series C Preferred Stock, voting separately as a class, is required to authorize a given action of the Corporation, the affirmative vote or consent of the holders of at least a majority of the shares of Series C Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of a majority of the number of shares of outstanding Series C Preferred Stock (except as otherwise may be required under California Law) shall constitute the approval of such action by the class.  To the extent that under California Law the holders of the Series C Preferred Stock are entitled to vote on a matter with holders of Common Stock, voting together as one (1) class, each share of Series C Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which it is then convertible using the record date for the taking of such vote of stockholders as the date as of which the Series C Conversion Price is calculated.  Holders of the Series C Preferred Stock also shall be entitled to notice of all shareholder meetings or written consents with respect to which they would be entitled to vote, which notice would be provided pursuant to the Corporation's by-laws and applicable statutes.

RESOLVED FURTHER, that the President or any Vice President, and the Secretary or any Assistant Secretary, of the Corporation be, and hereby are, authorized and directed to execute, acknowledge, file and record a Certificate of Determination of preferences in accordance with the foregoing resolutions and the provisions of California law.

5.                    The authorized number of shares of Series C Preferred Stock is Five Thousand (5,000), none of which has been issued.
The undersigned declare under penalty of perjury under the laws of the State of California that the matters set forth in the foregoing Certificate are true and correct of their own knowledge.

Executed at Sunnyvale, California on October 30, 1998.

/s/ Clinton H. Severson
Clinton H. Severson
President
/s/ Donald Stewart
Donald Stewart
Secretary

CERTIFICATE OF DETERMINATION
OF RIGHTS, PREFERENCES,
PRIVILEGES AND RESTRICTIONS
OF
SERIES D PREFERRED STOCK
OF
ABAXIS, INC.
A California corporation
(Pursuant to Section 401 of the
California General Corporation Law)

Clinton H. Severson and Donald Stewart certify that:

1.                    They are the duly elected and acting President and Secretary, respectively, of Abaxis, Inc. (the "Corporation").

2.                    Pursuant to authority given by said Corporation's Articles of Incorporation, the Board of Directors of said Corporation has duly adopted the following recitals and resolutions:

WHEREAS, the Articles of Incorporation of the Corporation provide for a class of its authorized shares known as Preferred Stock, comprising Five Million (5,000,000) shares issuable from time to time in one or more series;

WHEREAS, the Board of Directors of this Corporation is authorized to fix the number of shares of any series of Preferred Stock; to determine the designation of any such series, and to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock including but not limited to the dividend rights, dividend rate and conversion rights, and to fix, alter or reduce the number of shares constituting any such series (but not below the number of shares then outstanding); and

WHEREAS, it is the desire of the Board of Directors of the Corporation, pursuant to its authority under the Articles of Incorporation, to fix the rights, preferences, privileges, restrictions and other matters relating to a series of Preferred Stock to be designated Series D Preferred Stock;

NOW THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the issue of a new series of Preferred Stock of the Corporation and does hereby fix the rights, preferences, privileges, restrictions and other matters relating to such series of Preferred Stock as follows:

1.                    Designation.  There shall be a series of Preferred Stock, which shall comprise Ten Thousand (10,000) shares and shall be designated "Series D Preferred Stock." As used hereafter, the terms "Preferred Stock" and "Preferred Shares" without designation shall refer to shares of Series D Preferred Stock.

2.                    Dividends.  Each holder of record of a share of Series D Preferred Stock shall be entitled to receive, out of any assets at the time legally available therefore, a dividend of Seventy Dollars ($70.00) per share per annum, payable on April 1st and September 1st of each year but which amount shall be prorated to the extent a share of Preferred Stock is issued and outstanding for less than such biannual period.  The right to the dividends on the Series D Preferred Stock described in the preceding sentence shall be cumulative.  The Corporation will pay such dividends either in cash or by issuing shares of the Corporation's Common Stock ("Common Stock") having the Market Value (as defined below) equal to such dividends, at the option of the Board of Directors of the Corporation.  If the Corporation elects to pay such dividends by issuing Common Stock, the "Market Value" of such Common Stock will be the average of the closing sale prices of the Corporation's Common Stock as reported on the Nasdaq National Market System for the Five (5) trading days prior to the record date for such dividend.  A holder of Series D Preferred Stock who would otherwise be entitled to receive a fraction of a share of Common Stock under this Section 2 (taking into account all shares of Series D Preferred Stock held by such holder) shall receive, in lieu thereof, an amount equal to the product of such fractional interest multiplied by the Market Value.  No dividends or distributions shall be made with respect to the Common Stock unless at the same time an equivalent dividend with respect to the Series D Preferred Stock has been paid or declared and set apart for payment.

3.                    Conversion Rights.  The holders of Series D Preferred Stock shall have conversion rights as follows:

(a)                 Right to Convert.  Each share of Series D Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of filing of this Certificate of Designation, at the office of the Corporation or any transfer agent for the Series D Preferred Stock, into Common Stock as more fully described below.  The number of shares of fully paid and nonassessable Common Stock into which each share of Series D Preferred Stock may be converted shall be determined by dividing One Thousand Dollars $1,000.00 by the Series D Conversion Price (as hereinafter defined) in effect at the time of conversion.  The Series D Conversion Price shall initially be Seven Dollars ($7.00), as adjusted to reflect any stock dividends on, or stock splits or stock combinations of, the Common Stock after the date of filing this Certificate of Designation (the "Series D Conversion Price").

(b)                 Automatic Conversion.  Each share of Series D Preferred Stock shall be converted into Common Stock automatically upon the earlier to occur of:

(i)            September 27, 2005; provided however, that if the closing sales price of the Common Stock as reported on the Nasdaq National Market System is less than $7.00 (as adjusted to reflect any stock dividends, stock splits, stock combinations or recapitalizations) for each of the twenty (20) consecutive trading days immediately prior to and including September 27, 2005, then the Series D Preferred Stock will convert into Common Stock automatically upon the earlier to occur of (A) September 27, 2006 or (B) the event specified in Section 3(b)(ii), below; and provided further, however, that if the closing sales price of the Common Stock as reported on the Nasdaq National Market System is $7.00 or greater for any twenty (20) consecutive trading days after the first anniversary of the filing of this Certificate of Designation, then the one year extension of the automatic conversion date provided for in subsection (i)(A) above will not apply and the conversion date will remain the earlier to occur of (A) September 27, 2005 or (B) the event specified in Section 3(b)(ii), below; or

(ii)           on the first date following the first anniversary of the date of the filing of this Certificate of Designation that the closing sales price of the Common Stock as reported on the Nasdaq National Market System has exceeded $14.00 (as adjusted to reflect any stock dividends, stock splits, stock combinations or recapitalizations) for the twenty (20) consecutive trading days immediately prior to such date.

(c)                 No Fractional Shares.  No fractional shares of Common Stock or script shall be issued upon conversion of shares of Series D Preferred Stock.  If more than one share of Series D Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series D Preferred Stock so surrendered.  In lieu of any fractional shares of Common Stock that would otherwise be issuable upon conversion of any shares of Series D Preferred Stock, the Corporation shall pay a cash adjustment in respect to such fractional interest equal to the product of such fractional interest multiplied by the Series D Conversion Price.

(i)            Mechanics of Conversion.  Before any holder of Series D Preferred Stock shall be entitled to convert the same into Common Stock, and before the Corporation shall be obligated to issue certificates for shares of Common Stock upon the automatic conversion of the Series D Preferred Stock as set forth in Section 3(b) hereof, such holder shall surrender the certificate or certificates therefor, duly endorsed in blank or accompanied by proper instruments of transfer, at the principal office of the Corporation or of any transfer agent for the Series D Preferred Stock, and, if such conversion is voluntary pursuant to Section 3(a), shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state in writing therein the name or names in which such holder wishes the certificate or certificates for Common Stock to be issued.  As soon as practicable thereafter, the Corporation shall issue and deliver at such office to such holder's nominee or nominees, certificates for the number of whole shares of Common Stock to which such holder shall be entitled.  If such conversion is pursuant to Section 3(a), such conversion shall be deemed to have been made as of the date of such surrender of the Series D Preferred Stock to be converted, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock on said date.

(ii)           Capital Adjustments.  In case the Corporation shall at any time (A) subdivide the outstanding Common Stock, or (B) issue a stock dividend on its outstanding Common Stock, the number of shares of Common Stock issuable upon conversion of the Series D Preferred Stock immediately prior to such subdivision or the issuance of such stock dividend shall be proportionately increased by the same ratio as the subdivision or dividend (with appropriate decreases in the Series D Conversion Price).  In case the Corporation shall at any time combine its outstanding Common Stock, the number of shares of Common Stock issuable upon conversion of the Series D Preferred Stock immediately prior to such combination shall be proportionately decreased by the same ratio as the combination (with appropriate increases in the Series D Conversion Price).  All such adjustments described herein shall be effective at the close of business on the date of such subdivision, stock dividend or combination, as the case may be.

(iii)         Reorganization.  In case of any capital reorganization (other than in connection with a merger or other reorganization in which the Corporation is not the continuing or surviving entity), or any reclassification of the Common Stock of the Corporation, the Series D Preferred Stock shall thereafter be convertible into that number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of the shares of Series D Preferred Stock immediately prior to such reorganization or recapitalization would have been entitled to receive upon such reorganization or reclassification.  In any such case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of Series D Preferred Stock, such that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be, in relation to any share of stock or other property thereafter deliverable upon the conversion.

(iv)         Reservation of Stock.  The Corporation shall at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the Series D Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all Series D Preferred Stock from time to time outstanding.  The Corporation shall from time to time (subject to obtaining necessary director and shareholder action), in accordance with the laws of the State of California, increase the authorized amount of its Common Stock if at any time the authorized number of shares of Common Stock remaining unissued shall not be sufficient to permit the conversion of all of the shares of Series D Preferred Stock at the time outstanding.

4.                    Voting Rights.  The holders of the Series D Preferred Stock shall have no voting power whatsoever, except as otherwise provided by the General Corporation Law of the State of California ("California Law"), and no holder of Series D Preferred Stock shall vote or otherwise participate in any proceeding in which actions shall be taken by the Corporation or the stockholders thereof or be entitled to notification as to any meeting of the stockholders (except to the extent the a holder of Series D Preferred Stock is also a holder of Common Stock).

To the extent that under California Law the vote of the holders of the Series D Preferred Stock, voting separately as a class, is required to authorize a given action of the Corporation, the affirmative vote or consent of the holders of at least a majority of the shares of Series D Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of a majority of the number of shares of outstanding Series D Preferred Stock (except as otherwise may be required under California Law) shall constitute the approval of such action by the class.  To the extent that under California Law the holders of the Series D Preferred Stock are entitled to vote on a matter with holders of Common Stock, voting together as one (1) class, each share of Series D Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which it is then convertible using the record date for the taking of such vote of stockholders as the date as of which the Series D Conversion Price is calculated.  Holders of the Series D Preferred Stock also shall be entitled to notice of all shareholder meetings or written consents with respect to which they would be entitled to vote, which notice would be provided pursuant to the Corporation's by-laws and applicable statutes.

RESOLVED FURTHER, that the President or any Vice President, and the Secretary or any Assistant Secretary, of the Corporation be, and hereby are, authorized and directed to execute, acknowledge, file and record a Certificate of Determination of preferences in accordance with the foregoing resolutions and the provisions of California law.

5.                    The authorized number of shares of Series D Preferred Stock is Ten Thousand (10,000), none of which has been issued.

The undersigned declare under penalty of perjury under the laws of the State of California that the matters set forth in the foregoing Certificate are true and correct of their own knowledge.

Executed at Sunnyvale, California on September 21, 2000.

/s/ Clinton H. Severson
Clinton H. Severson
President
/s/ Donald Stewart
Donald Stewart
Secretary

CERTIFICATE OF CORRECTION
OF THE
CERTIFICATE OF DETERMINATION
OF RIGHTS, PREFERENCES,
PRIVILEGES AND RESTRICTIONS
OF
SERIES D PREFERRED STOCK
OF ABAXIS, INC.

The undersigned, Clinton H. Severson and Donald Stewart, hereby certify that:

1.	They are the President and Chief Financial Officer of Abaxis, Inc., respectively.

2.	The instrument being corrected is entitled “CERTIFICATE OF DETERMINATION OF RIGHTS PREFERENCES, PRIVILEGES AND RESTRICTIONS OF SERIES D PREFERRED STOCK OF ABAXIS, INC.” and said instrument was filed with the Secretary of State of the State of California on September 22, 2000.

A.	Section 2, subsection 2 of such Certificate of Determination reads in full as follows:

"Dividends.  Each holder of record of a share of Series D Preferred Stock shall be entitled to receive, out of any assets at the time legally available therefore, a dividend of Seventy Dollars ($70.00) per share per annum, payable on April 1st and September 1st of each year but which amount shall be prorated to the extent a share of Preferred Stock is issued and outstanding for less than such biannual period.  The right to the dividends on the Series D Preferred Stock described in the preceding sentence shall be cumulative.  The Corporation will pay such dividends either in cash or by issuing shares of the Corporation's Common Stock ("Common Stock") having the Market Value (as defined below) equal to such dividends, at the option of the Board of Directors of the Corporation.  If the Corporation elects to pay such dividends by issuing Common Stock, the "Market Value" of such Common Stock will be the average of the closing sale prices of the Corporation's Common Stock as reported on the Nasdaq National Market System for the Five (5) trading days prior to the record date for such dividend.  A holder of Series D Preferred Stock who would otherwise be entitled to receive a fraction of a share of Common Stock under this Section 2 (taking into account all shares of Series D Preferred Stock held by such holder) shall receive, in lieu thereof, an amount equal to the product of such fractional interest multiplied by the Market Value.  No dividends or distributions shall be made with respect to the Common Stock unless at the same time an equivalent dividend with respect to the Series D Preferred Stock has been paid or declared and set apart for payment."

B.	Section 2, subsection 2 of such Certificate of Determination, as corrected, should read in full as follows:

"Dividends.  Each holder of record of a share of Series D Preferred Stock shall be entitled to receive, out of any assets at the time legally available therefore, a dividend of Seventy Dollars ($70.00) per share per annum, payable on April 1st and October 1st of each year but which amount shall be prorated to the extent a share of Preferred Stock is issued and outstanding for less than such biannual period.  The right to the dividends on the Series D Preferred Stock described in the preceding sentence shall be cumulative.  The Corporation will pay such dividends either in cash or by issuing shares of the Corporation's Common Stock ("Common Stock") having the Market Value (as defined below) equal to such dividends, at the option of the Board of Directors of the Corporation.  If the Corporation elects to pay such dividends by issuing Common Stock, the "Market Value" of such Common Stock will be the average of the closing sale prices of the Corporation's Common Stock as reported on the Nasdaq National Market System for the Five (5) trading days prior to the record date for such dividend.  A holder of Series D Preferred Stock who would otherwise be entitled to receive a fraction of a share of Common Stock under this Section 2 (taking into account all shares of Series D Preferred Stock held by such holder) shall receive, in lieu thereof, an amount equal to the product of such fractional interest multiplied by the Market Value.  No dividends or distributions shall be made with respect to the Common Stock unless at the same time an equivalent dividend with respect to the Series D Preferred Stock has been paid or declared and set apart for payment."

C.	That said Section 2, subsection 2, as corrected, does not alter the wording of any resolution or written consent which was adopted by the Board of Directors or shareholders.

The undersigned further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of their own knowledge.

IN WITNESS WHEREOF, the undersigned have executed this Certificate at Union City, California this 22nd day of January, 2001.

/s/ Clinton H. Severson
Clinton H. Severson, President
/s/ Donald Stewart
Donald Stewart, Chief Financial
Officer

CERTIFICATE OF DETERMINATION
OF RIGHTS, PREFERENCES,
PRIVILEGES AND RESTRICTIONS
OF
SERIES E PREFERRED STOCK
OF
ABAXIS, INC.
A California corporation
(Pursuant to Section 401 of the
California General Corporation Law)

Clinton H. Severson and Zara Z. Thomas certify that:

1.                    They are the duly elected and acting President and Secretary, respectively, of Abaxis, Inc. (the "Company").

2.                    Pursuant to authority given by said Company's Articles of Incorporation, the Board of Directors of the Company has duly adopted the following recitals and resolutions:

WHEREAS, the Articles of Incorporation of the Company provide for a class of its authorized shares known as Preferred Stock, comprising Five Million (5,000,000) shares issuable from time to time in one or more series;

WHEREAS, the Board of Directors of this Company is authorized to fix the number of shares of any series of Preferred Stock; to determine the designation of any such series, and to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock including but not limited to the dividend rights, dividend rate and conversion rights, and to fix, alter or reduce the number of shares constituting any such series (but not below the number of shares then outstanding); and

WHEREAS, it is the desire of the Board of Directors of the Company, pursuant to its authority under the Articles of Incorporation, to fix the rights, preferences, privileges, restrictions and other matters relating to a series of Preferred Stock to be designated Series E Preferred Stock;

NOW THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the issue of a new series of Preferred Stock of the Company and does hereby fix the rights, preferences, privileges, restrictions and other matters relating to such series of Preferred Stock as follows:

1.                    Designation.  There shall be a series of Preferred Stock, which shall comprise Ten Thousand (10,000) shares and shall be designated "Series E Preferred Stock."  As used hereafter, the terms "Series E Preferred Stock" and "Series E Preferred Shares" without designation shall refer to shares of Series E Preferred Stock.

2.                    Rank.  The Series E Preferred Stock shall rank (i) junior to each other class or series of Preferred Stock which by its terms ranks senior to the Series E Preferred Stock as to payment of dividends or distributions, whether upon a Liquidation Event (as defined in Section 5 below) or otherwise ("Senior Securities"), (ii) on a parity with each other class or series of Preferred Stock which by its terms ranks on a parity the Series E Preferred Stock as to these matters ("Parity Securities") and (iii) prior to the Company's Series C Preferred Stock, the Company's Series D Preferred Stock, the Company's Common Stock (the "Common Stock") and, except as specified above, all other classes and series of capital stock of the Company hereafter issued by the Company (collectively, "Junior Securities").

The Series E Preferred Stock shall be subject to the creation of Junior Securities and Parity Securities, but no Senior Securities or additional Series E Preferred Stock shall be created except in accordance with the terms hereof.

3.                    Dividends.  Shares of Series E Preferred Stock shall accumulate dividends at a rate of Sixty Five Dollars ($65.00) per annum, as adjusted to reflect any stock dividends on, or stock splits or stock combinations of, the Series E Preferred Stock after the date of filing this Certificate of Determination; provided, however, that if the Company is unable to satisfy in full its obligation under Section 6 hereof to make payments to holders of Series E Preferred Stock upon a Liquidation Event arising from a Change of Control (as defined in Section 6), then the dividend rate shall increase to the lesser of (i) One Hundred Twenty Dollars ($120.00) per annum, as adjusted to reflect any stock dividends on, or stock splits or stock combinations of, the Series E Preferred Stock after the date of filing this Certificate of Determination, or (ii) the maximum amount permitted under law.  Dividends are due and shall be paid, out of any assets at the time legally available therefore, in two equal biannual installments on April 1st and October 1st of each year (each such date a "Dividend Payment Date") to holders of record of the Series E Preferred Stock; provided, however, that the amount of any dividend payment shall be prorated to the extent a share of Preferred Stock is issued and outstanding for less than such biannual period.  The Company will pay such dividends either in cash or by issuing restricted shares of the Common Stock having the Market Value (as defined below) equal to such dividends, at the option of the Board of Directors of the Company.  If the Company elects to pay such dividends by issuing Common Stock, the Market Value of such Common Stock will be the average of the closing sale prices of the Company's Common Stock as reported on the Nasdaq National Market System for the five (5) trading days prior to the record date for such dividend.  A holder of Series E Preferred Stock who would otherwise be entitled to receive a fraction of a share of Common Stock under this Section 3 (taking into account all shares of Series E Preferred Stock held by such holder) shall receive, in lieu thereof, an amount equal to the product of such fractional interest multiplied by the Market Value.  The right to the dividends on the Series E Preferred Stock described in this paragraph shall be cumulative.  Dividends shall begin to accumulate on outstanding shares of Series E Preferred Stock from the date of issuance and shall be deemed to accumulate from day to day whether or not earned or declared until paid.

From and after any Dividend Payment Date on which any dividend that has accumulated through such date has not been paid in full, additional dividends shall accumulate in respect of the amount of such unpaid dividends (such amount, an "Arrearage") as provided in the preceding paragraph (or such lesser rate as may be the maximum rate that is then permitted by applicable law).  Such additional dividends in respect of any Arrearage shall be deemed to accumulate from day to day whether or not earned or declared until the Arrearage is paid, shall be calculated as of each successive Dividend Payment Date and shall constitute an additional Arrearage from and after any such successive Dividend Payment Date to the extent not paid on such Dividend Payment Date.  Any references herein to dividends that have accumulated with respect to the Series E Preferred Stock shall include the amount, if any, of any Arrearage together with any dividends accumulated on such Arrearage pursuant to the immediately preceding two sentences.  Additional dividends in respect of any Arrearage may be declared and paid to holders of record of the Series E Preferred Stock at any time, in whole or in part, without reference to any regular Dividend Payment Date, either in cash or by issuing restricted shares of the Common Stock having the Market Value equal to such additional dividends, at the option of the Board of Directors of the Company.

4.                    Restrictions on Dividends and Other Payments.  So long as any shares of the Series E Preferred Stock remain outstanding:

(a)    the Board of Directors shall not declare, and the Company shall not pay (or set apart for payment) any dividend on, or make any distribution in respect of, any Junior Securities unless (i) at the same time an equivalent dividend with respect to the Series E Preferred Stock has been paid or declared and set apart for payment and (ii) prior to or concurrently with such declaration, payment, setting apart for payment or distribution, as the case may be, all accumulated and unpaid dividends on shares of Series E Preferred Stock not paid on the dates provided for in Section 3 (including Arrearages and accumulated dividends thereon) shall have been paid.

(b)    the Board of Directors shall not declare, and the Company shall not pay (or set apart for payment) any dividend on, or make any distribution in respect of, any Parity Securities unless prior to or concurrently with such declaration, payment, setting apart for payment or distribution, as the case may be, all accumulated and unpaid dividends on shares of Series E Preferred Stock not paid on the dates provided for in Section 3 (including Arrearages and accumulated dividends thereon) shall have been paid.

(c)    the Company shall not, either directly or indirectly, make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the repurchase, redemption or other retirement of, any Junior Securities or Parity Securities (other than the repurchase, redemption, or other retirement of debentures or other debt securities that are convertible or exchangeable into any Junior Securities or Parity Securities) unless prior to or concurrently with such payment, setting apart for payment, repurchase, redemption or other retirement, as the case may be, all accumulated and unpaid dividends on shares of Series E Preferred Stock not paid on the dates provided for in Section 3 (including Arrearages and accumulated dividends thereon) shall have been paid.

Notwithstanding the foregoing, this Section 4 shall not prohibit (i) the acquisition, repurchase, exchange, conversion redemption or other retirement for value of shares of Series E Preferred Stock or any Parity Dividend Security by the Company in accordance with the terms of such securities or (ii) the acquisition, repurchase, exchange, conversion redemption or other retirement for value of any Junior Dividend Securities by the Company in accordance with obligations in existence at the time of the original issuance of the Series E Preferred Stock.

5.                    Conversion Rights.  The holders of Series E Preferred Stock shall have conversion rights as follows:

(a)                 Right to Convert.  Each share of Series E Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of filing of this Certificate of Determination, at the office of the Company or any transfer agent for the Series E Preferred Stock, into Common Stock as more fully described below.  The number of shares of fully paid and nonassessable Common Stock into which each share of Series E Preferred Stock may be converted shall be equal to the quotient of (i) the sum of (A) One Thousand Dollars $1,000.00 plus (B) all unpaid dividends accumulated on such share of Series E Preferred Stock to the conversion date, divided by (ii) the Series E Conversion Price (as hereinafter defined) in effect at the time of conversion.  The Series E Conversion Price shall initially be Six Dollars And Fifty Cents ($6.50), as adjusted to reflect any stock dividends on, or stock splits or stock combinations of, the Common Stock after the date of filing this Certificate of Determination (the "Series E Conversion Price").

(b)                Automatic Conversion.  Each share of Series E Preferred Stock shall be converted into Common Stock automatically upon the earlier to occur of:

(i)            March 28, 2007; provided however, that if the closing sales price of the Common Stock as reported on the Nasdaq National Market System is less than Six Dollars And Fifty Cents ($6.50) (as adjusted to reflect any stock dividends, stock splits, stock combinations or recapitalizations) for each of the twenty (20) consecutive trading days immediately prior to and including March 28, 2007, then the Series E Preferred Stock will convert into Common Stock automatically upon the earlier to occur of (A) March 28, 2008 or (B) the event specified in Section 6(b)(ii), below; and provided further, however, that if the closing sales price of the Common Stock as reported on the Nasdaq National Market System is Six Dollars And Fifty Cents ($6.50) or greater for any twenty (20) consecutive trading days after the first anniversary of the filing of this Certificate of Determination, then the one year extension of the automatic conversion date provided for above will not apply and the conversion date will remain the earlier to occur of (A) March 28, 2007 or (B) the event specified in Section 6(b)(ii), below; or

(ii)          on the first date following the first anniversary of the date of the filing of this Certificate of Determination that the closing sales price of the Common Stock as reported on the Nasdaq National Market System has exceeded Twelve Dollars ($12.00) (as adjusted to reflect any stock dividends, stock splits, stock combinations or recapitalizations) for the twenty (20) consecutive trading days immediately prior to such date.

(c)                 No Fractional Shares.  No fractional shares of Common Stock or script shall be issued upon conversion of shares of Series E Preferred Stock.  If more than one share of Series E Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series E Preferred Stock so surrendered.  In lieu of any fractional shares of Common Stock that would otherwise be issuable upon conversion of any shares of Series E Preferred Stock, the Company shall pay a cash adjustment in respect to such fractional interest equal to the product of such fractional interest multiplied by the fair market value of one share of the Company's Common Stock.

(i)            Mechanics of Conversion.  Before any holder of Series E Preferred Stock shall be entitled to convert the same into Common Stock, and before the Company shall be obligated to issue certificates for shares of Common Stock upon the automatic conversion of the Series E Preferred Stock as set forth in Section 6(b) hereof, such holder shall surrender the certificate or certificates therefor, duly endorsed in blank or accompanied by proper instruments of transfer, at the principal office of the Company or of any transfer agent for the Series E Preferred Stock, and, if such conversion is voluntary pursuant to Section 6(a), shall give written notice to the Company at such office that such holder elects to convert the same and shall state in writing therein the name or names in which such holder wishes the certificate or certificates for Common Stock to be issued.  As soon as practicable thereafter, the Company shall issue and deliver at such office to such holder's nominee or nominees, certificates for the number of whole shares of Common Stock to which such holder shall be entitled.  If such conversion is pursuant to Section 6(a), such conversion shall be deemed to have been made as of the date of such surrender of the Series E Preferred Stock to be converted, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock on said date.

(ii)          Capital Adjustments.  In case the Company shall at any time (A) subdivide the outstanding Common Stock, or (B) issue a stock dividend on its outstanding Common Stock, the number of shares of Common Stock issuable upon conversion of the Series E Preferred Stock immediately prior to such subdivision or the issuance of such stock dividend shall be proportionately increased by the same ratio as the subdivision or dividend (with appropriate decreases in the Series E Conversion Price).  In case the Company shall at any time combine its outstanding Common Stock, the number of shares of Common Stock issuable upon conversion of the Series E Preferred Stock immediately prior to such combination shall be proportionately decreased by the same ratio as the combination (with appropriate increases in the Series E Conversion Price).  All such adjustments described herein shall be effective at the close of business on the date of such subdivision, stock dividend or combination, as the case may be.

(iii)         Reorganization.  In case of any capital reorganization or reclassification of the Common Stock of the Company (other than as contemplated by Section 6 below), the Series E Preferred Stock shall thereafter be convertible into that number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Company deliverable upon conversion of the shares of Series E Preferred Stock immediately prior to such reorganization or recapitalization would have been entitled to receive upon such reorganization or reclassification.  In any such case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of Series E Preferred Stock, such that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be, in relation to any share of stock or other property thereafter deliverable upon the conversion.

(iv)        Reservation of Stock.  The Company shall at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the Series E Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all Series E Preferred Stock from time to time outstanding.  The Company shall from time to time (subject to obtaining necessary director and shareholder action, as to which it shall use its best efforts), in accordance with the laws of the State of California, increase the authorized amount of its Common Stock if at any time the authorized number of shares of Common Stock remaining unissued shall not be sufficient to permit the conversion of all of the shares of Series E Preferred Stock at the time outstanding.

6.                    Liquidation Preference.  In the event of a Liquidation Event (as defined in Section 6(c) hereof), distributions to the shareholders of the Corporation shall be made in the following manner:

(a)                 Before any payment shall be made or assets shall be distributed to the holders of any Junior Securities, the holders of Series E Preferred Stock shall be entitled to receive an amount per share of Series E Preferred Stock (as adjusted to reflect any stock dividends on, or stock splits or stock combinations of, the Series E Preferred Stock after the date of filing this Certificate of Determination) equal to the greater of (A) the sum of (i) One Thousand Dollars ($1,000) per share of Series E Preferred Stock plus (ii) all dividends and Arreages accrued with respect to such share of Series E Preferred Stock, or (B) the amount that would be payable to the holder of the Series E Preferred Stock if such share of Series E Preferred Stock had been converted into shares of Common Stock immediately prior to such Liquidation Event.  After any such payment is made in full, the holders of the Series E Preferred Stock shall not, as such, be entitled to any further participation in any distribution of assets of the Company.

(b)                All the assets of the Company available for distribution to stockholders after the liquidation preferences of any Senior Securities have been satisfied shall be distributed ratably (in proportion to the full distributable amounts to which the holders of Series E Preferred Stock and Parity Securities are entitled upon such Liquidation Event) among the holders of the then-outstanding Series E Preferred Stock and Parity Securities if such assets are not sufficient to pay in full the aggregate amounts payable thereon.  Notice of any Liquidation Event, stating the payment date or dates when, and the place or places where, the amounts distributable to each holder of Series E Preferred Stock in such circumstances shall be payable, shall be given by first-class mail, postage prepaid, not less than 45 days prior to any payment date stated therein, to holders of record of the Series E Preferred Stock as of the date such notices are first mailed.

(c)                 A "Liquidation Event" shall mean (i) a liquidation, dissolution or winding up of the Company, in each case voluntary or involuntary, or (ii) a Change of Control of the Company.  "Change of Control" means the occurrence of any of the following in one or a series of related transactions: (i) an acquisition after the date hereof by an individual, legal entity or "group" (within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934, as amended) that results in his or its beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of a majority of the aggregate ordinary voting power represented by the issued and outstanding equity securities of the Company; (ii) a majority of the seats (other than vacant seats) on the Board of Directors of the Company shall at any time be occupied by persons who were neither (A) nominated by the board of directors of the Company nor (B) appointed by directors so nominated; (iii) a merger or consolidation of the Company or a sale of substantially all of the Company's assets, unless the holders of the Company's securities prior to such transaction (or first transaction if a series thereof) continue to hold at least a majority of the aggregate ordinary voting power represented by the issued and outstanding equity securities of the surviving entity or acquirer of such assets; and (iv) a recapitalization, reorganization or other transaction (or first transaction if a series thereof) involving the Company that results in the beneficial ownership of a majority of the aggregate ordinary voting power represented by the issued and outstanding equity securities of the Company by an individual, legal entity or "group" that was not the holder of a majority of such voting power prior to such transaction.

7.                    Voting Rights.

(a)                 Except as set forth below or as otherwise required by the General Corporation Law of the State of California ("California Law"), the holders of the Series E Preferred Stock shall have no voting power whatsoever and no holder of Series E Preferred Stock shall vote or otherwise participate in any proceeding in which actions shall be taken by the Company or the stockholders thereof or be entitled to notification as to any meeting of the stockholders (except to the extent the a holder of Series E Preferred Stock is also a holder of Common Stock).

(b)                Without the consent or affirmative vote of the holders of at least a majority of the outstanding shares of Series E Preferred Stock, voting separately as a class, the Company shall not: (i) authorize, create or issue, or increase the authorized amount of, any Senior Securities or additional Series E Preferred Stock; (ii) amend, alter or repeal any provision of this or any other Certificate of Determination, the Articles of Incorporation or the by-laws, if the amendment, alteration or repeal alters or changes the rights, preferences, privileges, and restrictions of the Series E Preferred Stock so as to affect them adversely; and (iii) authorize or take any action if such action would be inconsistent with the provisions of this Certificate of Determination.

(c)                 To the extent that under California Law the vote of the holders of the Series E Preferred Stock, voting separately as a class, is required to authorize a given action of the Company, the affirmative vote or consent of the holders of at least a majority of the shares of Series E Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of a majority of the number of shares of outstanding Series E Preferred Stock shall constitute the approval of such action by the class (except as otherwise may be required pursuant to the preceding paragraph or under California Law).  To the extent that under California Law the holders of the Series E Preferred Stock are entitled to vote on a matter with holders of Common Stock, voting together as one (1) class, each share of Series E Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which it is then convertible using the record date for the taking of such vote of stockholders as the date as of which the Series E Conversion Price is calculated.  Holders of the Series E Preferred Stock also shall be entitled to notice of all shareholder meetings or written consents with respect to which they would be entitled to vote, which notice would be provided pursuant to the Company's by-laws and applicable statutes.

8.                    Notices.  In addition to any other notice referred to herein, the Company shall provide prompt notice to holders of record of the Series E Preferred Stock of the following:  (i) the taking of any action or actions described in Sections 4(a), (b) and (c) hereof, (ii) any adjustment to the number of shares of Common Stock issuable upon conversion of the Series E Preferred Stock or the Series E Conversion Price, (iii) any determination by the Board of Directors to take any action described in Section 7(b) hereof, and (iv) any failure by the Company to perform any of its obligations hereunder.  Any notice referred to herein shall be given in writing and shall be deemed to have been duly given (and shall be effective when received), if delivered personally, by facsimile or sent by overnight courier or by first class mail, postage prepaid, as follows:

(a)                 if to the Company, to its office at 3240 Whipple Road, Union City, CA 94587 (Attention: Clinton Severson);

(b)                 if the a holder of the Series E Preferred Stock, to such holder at the address of as listed in the stock record books of the Company (which may include the records of any transfer agent for the Series E Preferred Stock); or

(c)                 to such other address as the Company or such holder, as the case may be, shall have designated by notice similarly given.

[The Remainder of This Page Has Been Intentionally Left Blank.]

9.                    Authorized Shares.  The authorized number of shares of Series E Preferred Stock is Ten Thousand (10,000), none of which have been issued.

RESOLVED FURTHER, that the President or any Vice President, and the Secretary or any Assistant Secretary, of the Company be, and hereby are, authorized and directed to execute, acknowledge, file and record a Certificate of Determination of preferences in accordance with the foregoing resolutions and the provisions of California law.

The undersigned declare under penalty of perjury under the laws of the State of California that the matters set forth in the foregoing Certificate are true and correct of their own knowledge.

Executed at Union City, California on March 26, 2002.

/s/ Clinton H. Severson
Clinton H. Severson
President
/s/ Zara Z. Thomas
Zara Z. Thomas
Secretary

ABAXIS, INC.
CERTIFICATE OF DETERMINATION
OF RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS
OF SERIES RP PREFERRED STOCK

Pursuant to Section 401 of the General Corporation Law of the State of California

We, the Chief Executive Officer and the Secretary, respectively, of Abaxis, Inc., organized and existing under the General Corporation Law of the State of.  California, in accordance with the provisions of Section 202 thereof, DO HEREBY CERTIFY:

That pursuant to the authority conferred upon the Board of Directors by the Articles of Incorporation of the said Corporation, the said Board of Directors on April 22, 2003, adopted the following resolution creating a series of 300,000 shares of Preferred Stock designated as Series RP Preferred Stock, none of which shares of Series RP Preferred Stock have been issued:

RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Articles of Incorporation, a series of Preferred Stock of the Corporation be and it hereby is created, and that the designation and amount thereof and the powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

Section 1.                   Designation and Amount.  The shares of such series shall be designated as "Series RP Preferred Stock" (the "Series RP Preferred Stock"), $0.001 par value per share, and the number of shares constituting such series shall be 300,000.

Section 2.                   Dividends and Distributions.

(A)            The dividend rate on the shares of Series RP Preferred Stock shall be for each quarterly dividend (hereinafter referred to as a "quarterly dividend period"), which quarterly dividend periods shall commence on January 1, April 1, July 1 and October 1 each year (each such date being referred to herein as a "Quarterly Dividend Payment Date") (or in the case of original issuance, from the date of original issuance) and shall end on and include the day next preceding the first date of the next quarterly dividend period, at a rate per quarterly dividend period (rounded to the nearest cent) equal to the greater of (a) $600.00 or (b) subject to the provisions for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in cash, based upon the fair market value at the time the non-cash dividend or other distribution is declared as determined in good faith by the Board of Directors) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared (but not withdrawn) on the Common Stock, no par value, of the Corporation (the "Common Stock") during the immediately preceding quarterly dividend period, or, with respect to the first quarterly dividend period, since the first issuance of any share or fraction of a share of Series RP Preferred Stock.  In the event this Company shall at any time after April 22, 2003 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series RP Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B)            Dividends shall begin to accrue and be cumulative on outstanding shares of Series RP Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series RP Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series RP Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date.  Accrued but unpaid dividends shall not bear interest.  Dividends paid on the shares of Series RP Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.  The Board of Directors may fix a record date for the determination of holders of shares of Series RP Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 45 days prior to the date fixed for the payment thereof.

Section 3.                   Voting Rights.  The holders of shares of Series RP Preferred Stock shall have the following voting rights:

(A)            Subject to the provision for adjustment hereinafter set forth, each share of Series RP Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the shareholders of the Corporation.  In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series RP Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B)             Except as otherwise provided herein, in the Articles of Incorporation or Bylaws, the holders of shares of Series RP Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

(C)             Except as set forth herein or as otherwise provided by General Corporation Law of the State of California ("California Law"), in the Articles of Incorporation and in the Bylaws, holders of Series RP Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4.                    Reacquired Shares.  Any shares of Series RP Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof and become authorized but unissued shares of Preferred Stock.

Section 5.                    Liquidation, Dissolution or Winding Up.

(A)            In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Series RP Preferred Stock shall be entitled to receive the greater of (a) $24,000.00 per share, plus accrued dividends to the date of distribution, whether or not earned or declared, or (b) an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of Common Stock.  In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common

Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series RP Preferred Stock were entitled immediately prior to such event pursuant to clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 6.                   Consolidation, Merger, etc.  In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series RP Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.  In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series RP Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7.                   No Redemption.  The shares of Series RP Preferred Stock shall not be redeemable.

Section 8.                    Fractional Shares.  Series RP Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and have the benefit of all other rights of holders of Series RP Preferred Stock.  All payments made with respect to fractional shares hereunder shall be rounded to the nearest whole cent.

Section 9.                   Certain Restrictions.

(A)            Whenever quarterly dividends or other dividends or distributions payable on the Series RP Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series RP Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i)            declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the

Series RP Preferred Stock;

(ii)          declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series RP Preferred Stock, except dividends paid ratably on the Series RP Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii)         redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series RP Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series RP Preferred Stock; or

(iv)         purchase or otherwise acquire for consideration any shares of Series RP Preferred Stock, or any shares of stock ranking on a parity with the Series RP Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

Section 10.                 Ranking.  The Series RP Preferred Stock shall be junior to all other Series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any series shall provide otherwise.

Section 11.                Amendment.  The Articles of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series RP Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds or more of the outstanding shares of Series RP Preferred Stock voting together as a single class.

The undersigned declare under penalty of perjury under the laws of the State of California that the matters set forth in the foregoing Certificate are true and correct of their own knowledge.

Executed at Union City, California on May 2, 2003.

/s/ Clinton H. Severson
Clinton H. Severson
President
/s/ Zara Thomas
Zara Thomas
Secretary
Secretary Attestation to the Signature of the President and Secretary:
/s/ Alberto Santa Ines
Alberto Santa Ines
Chief Financial Officer and
Vice President, Finance